As filed with the Securities and Exchange Commission on May 20, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bristol-Myers Squibb Company
(Exact name of registrant as specified in its charter)
Delaware	2834	22-0790350
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
430 East 29th Street, 14th Floor, New York, New York 10016
(212) 546-4000
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Sandra Leung, Esq.
Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, New York 10016
(212) 546-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
2.875% Senior Notes due 2020	$1,243,777,000	100%	$1,243,777,000	$161,442.25
3.950% Senior Notes due 2020	$436,313,000	100%	$436,313,000	$56,633.43
Senior Floating Rate Notes due 2020	$750,000,000	100%	$750,000,000	$97,350.00
2.875% Senior Notes due 2021	$434,815,000	100%	$434,815,000	$56,438.99
2.250% Senior Notes due 2021	$464,576,000	100%	$464,576,000	$60,301.96
2.550% Senior Notes due 2021	$1,000,000,000	100%	$1,000,000,000	$129,800.00
3.250% Senior Notes due 2022	$861,709,000	100%	$861,709,000	$111,849.83
3.550% Senior Notes due 2022	$891,870,000	100%	$891,870,000	$115,764.73
Senior Floating Rate Notes due 2022	$500,000,000	100%	$500,000,000	$64,900.00
2.600% Senior Notes due 2022	$1,500,000,000	100%	$1,500,000,000	$194,700.00
2.750% Senior Notes due 2023	$697,660,000	100%	$697,660,000	$90,556.27
3.250% Senior Notes due 2023	$932,101,000	100%	$932,101,000	$120,986.71
4.000% Senior Notes due 2023	$636,086,000	100%	$636,086,000	$82,563.96
3.625% Senior Notes due 2024	$882,510,000	100%	$882,510,000	$114,549.80
2.900% Senior Notes due 2024	$3,250,000,000	100%	$3,250,000,000	$421,850.00
3.875% Senior Notes due 2025	$2,379,532,000	100%	$2,379,532,000	$308,863.25
3.200% Senior Notes due 2026	$2,250,000,000	100%	$2,250,000,000	$292,050.00
3.450% Senior Notes due 2027	$961,528,000	100%	$961,528,000	$124,806.33
3.900% Senior Notes due 2028	$1,456,162,000	100%	$1,456,162,000	$189,009.83
3.400% Senior Notes due 2029	$4,000,000,000	100%	$4,000,000,000	$519,200.00
4.125% Senior Notes due 2039	$2,000,000,000	100%	$2,000,000,000	$259,600.00
5.700% Senior Notes due 2040	$245,785,000	100%	$245,785,000	$31,902.89
5.250% Senior Notes due 2043	$391,925,000	100%	$391,925,000	$50,871.87
4.625% Senior Notes due 2044	$976,477,000	100%	$976,477,000	$126,746.71
5.000% Senior Notes due 2045	$1,959,524,000	100%	$1,959,524,000	$254,346.22
4.350% Senior Notes due 2047	$1,236,433,000	100%	$1,236,433,000	$160,489.00
4.550% Senior Notes due 2048	$1,456,840,000	100%	$1,456,840,000	$189,097.83
4.250% Senior Notes due 2049	$3,750,000,000	100%	$3,750,000,000	$486,750.00
Total	$37,545,623,000	N/A	$37,545,623,000	$4,873,422.00

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permissible.
SUBJECT TO CHANGE, DATED May 20, 2020
PROSPECTUS
BRISTOL-MYERS SQUIBB COMPANY

Offer to Exchange
This is an offer by Bristol-Myers Squibb Company, a Delaware corporation (the “Issuer” or the “Company”), to exchange:
(1)
up to $1,243,777,000 2.875% Senior Notes due 2020 (the “Original 2.875% 2020 Notes”) for a like principal amount of 2.875% Senior Notes due 2020, the offer of which has been registered under the Securities Act (the “Exchange 2.875% 2020 Notes”);

(2)
up to $436,313,000 3.950% Senior Notes due 2020 (the “Original 3.950% 2020 Notes”) for a like principal amount of 3.950% Senior Notes due 2020, the offer of which has been registered under the Securities Act (the “Exchange 3.950% 2020 Notes”);

(3)
up to $750,000,000 Senior Floating Rate Notes due 2020 (the “Original Floating Rate 2020 Notes”) for a like principal amount of Senior Floating Rate Notes due 2020, the offer of which has been registered under the Securities Act (the “Exchange Floating Rate 2020 Notes”);

(4)
up to $434,815,000 2.875% Senior Notes due 2021 (the “Original 2.875% 2021 Notes”) for a like principal amount of 2.875% Senior Notes due 2021, the offer of which has been registered under the Securities Act (the “Exchange 2.875% 2021 Notes”);

(5)
up to $464,576,000 2.250% Senior Notes due 2021 (the “Original 2.250% 2021 Notes”) for a like principal amount of 2.250% Senior Notes due 2021, the offer of which has been registered under the Securities Act (the “Exchange 2.250% 2021 Notes”);

(6)
up to $1,000,000,000 2.550% Senior Notes due 2021 (the “Original 2.550% 2021 Notes”) for a like principal amount of 2.550% Senior Notes due 2021, the offer of which has been registered under the Securities Act (the “Exchange 2.550% 2021 Notes”);

(7)
up to $861,709,000 3.250% Senior Notes due 2022 (the “Original 3.250% 2022 Notes”) for a like principal amount of 3.250% Senior Notes due 2022, the offer of which has been registered under the Securities Act (the “Exchange 3.250% 2022 Notes”);

(8)
up to $891,870,000 3.550% Senior Notes due 2022 (the “Original 3.550% 2022 Notes”) for a like principal amount of 3.550% Senior Notes due 2022, the offer of which has been registered under the Securities Act (the “Exchange 3.550% 2022 Notes”);

(9)
up to $500,000,000 Senior Floating Rate Notes due 2022 (the “Original Floating Rate 2022 Notes” and, together with the Original Floating Rate 2020 Notes, the “Original Floating Rate Notes”) for a like principal amount of Senior Floating Rate Notes due 2022, the offer of which has been registered under the Securities Act (the “Exchange Floating Rate 2022 Notes” and, together with the Exchange Floating Rate 2020 Notes, the “Exchange Floating Rate Notes” and, the Exchange Floating Rate Notes together with the Original Floating Rate Notes, the “Floating Rate Notes”);

(10)
up to $1,500,000,000 2.600% Senior Notes due 2022 (the “Original 2.600% 2022 Notes”) for a like principal amount of 2.600% Senior Notes due 2022, the offer of which has been registered under the Securities Act (the “Exchange 2.600% 2022 Notes”);

(11)
up to $697,660,000 2.750% Senior Notes due 2023 (the “Original 2.750% 2023 Notes”) for a like principal amount of 2.750% Senior Notes due 2023, the offer of which has been registered under the Securities Act (the “Exchange 2.750% 2023 Notes”);

(12)
up to $932,101,000 3.250% Senior Notes due 2023 (the “Original 3.250% 2023 Notes”) for a like principal amount of 3.250% Senior Notes due 2023, the offer of which has been registered under the Securities Act (the “Exchange 3.250% 2023 Notes”);

(13)
up to $636,086,000 4.000% Senior Notes due 2023 (the “Original 4.000% 2023 Notes”) for a like principal amount of 4.000% Senior Notes due 2023, the offer of which has been registered under the Securities Act (the “Exchange 4.000% 2023 Notes”);

(14)
up to $882,510,000 3.625% Senior Notes due 2024 (the “Original 3.625% 2024 Notes”) for a like principal amount of 3.625% Senior Notes due 2024, the offer of which has been registered under the Securities Act (the “Exchange 3.625% 2024 Notes”);

(15)
up to $3,250,000,000 2.900% Senior Notes due 2024 (the “Original 2.900% 2024 Notes”) for a like principal amount of 2.900% Senior Notes due 2024, the offer of which has been registered under the Securities Act (the “Exchange 2.900% 2024 Notes”);

(16)
up to $2,379,532,000 3.875% Senior Notes due 2025 (the “Original 3.875% 2025 Notes”) for a like principal amount of 3.875% Senior Notes due 2025, the offer of which has been registered under the Securities Act (the “Exchange 3.875% 2025 Notes”);

(17)
up to $2,250,000,000 3.200% Senior Notes due 2026 (the “Original 3.200% 2026 Notes”) for a like principal amount of 3.200% Senior Notes due 2026, the offer of which has been registered under the Securities Act (the “Exchange 3.200% 2026 Notes”);

(18)
up to $961,528,000 3.450% Senior Notes due 2027 (the “Original 3.450% 2027 Notes”) for a like principal amount of 3.450% Senior Notes due 2027, the offer of which has been registered under the Securities Act (the “Exchange 3.450% 2027 Notes”);

(19)
up to $1,456,162,000 3.900% Senior Notes due 2028 (the “Original 3.900% 2028 Notes”) for a like principal amount of 3.900% Senior Notes due 2028, the offer of which has been registered under the Securities Act (the “Exchange 3.900% 2028 Notes”);

(20)
up to $4,000,000,000 3.400% Senior Notes due 2029 (the “Original 3.400% 2029 Notes”) for a like principal amount of 3.400% Senior Notes due 2029, the offer of which has been registered under the Securities Act (the “Exchange 3.400% 2029 Notes”);

(21)
up to $2,000,000,000 4.125% Senior Notes due 2039 (the “Original 4.125% 2039 Notes”) for a like principal amount of 4.125% Senior Notes due 2039, the offer of which has been registered under the Securities Act (the “Exchange 4.125% 2039 Notes”);

(22)
up to $245,785,000 5.700% Senior Notes due 2040 (the “Original 5.700% 2040 Notes”) for a like principal amount of 5.700% Senior Notes due 2040, the offer of which has been registered under the Securities Act (the “Exchange 5.700% 2040 Notes”);

(23)
up to $391,925,000 5.250% Senior Notes due 2043 (the “Original 5.250% 2043 Notes”) for a like principal amount of 5.250% Senior Notes due 2043, the offer of which has been registered under the Securities Act (the “Exchange 5.250% 2043 Notes”);

(24)
up to $976,477,000 4.625% Senior Notes due 2044 (“Original 4.625% 2044 Notes”) for a like principal amount of 4.625% Senior Notes due 2044, the offer of which has been registered under the Securities Act (“Exchange 4.625% 2044 Notes”);

(25)
up to $1,959,524,000 5.000% Senior Notes due 2045 (the “Original 5.000% 2045 Notes”) for a like principal amount of 5.000% Senior Notes due 2045, the offer of which has been registered under the Securities Act (the “Exchange 5.000% 2045 Notes”);

(26)
up to $1,236,433,000 4.350% Senior Notes due 2047 (the “Original 4.350% 2047 Notes”) for a like principal amount of 4.350% Senior Notes due 2047, the offer of which has been registered under the Securities Act (the “Exchange 4.350% 2047 Notes”);

(27)
up to $1,456,840,000 4.550% Senior Notes due 2048 (the “Original 4.550% 2048 Notes” and, together with the Original 2.875% 2020 Notes, the Original 3.950% 2020 Notes, the Original 2.875% 2021 Notes, the Original 2.250% 2021 Notes, the Original 3.250% 2022 Notes, the Original 3.550% 2022 Notes, the Original 2.750% 2023 Notes, the Original 3.250% 2023 Notes, the Original 4.000% 2023 Notes, the Original 3.625% 2024 Notes, the Original 3.875% 2025 Notes, the Original 3.450% 2027 Notes, the Original 3.900% 2028 Notes, the Original 5.700% 2040 Notes, the Original 5.250% 2043 Notes, the Original 4.625% 2044 Notes, the Original 5.000% 2045 Notes and the Original 4.350% 2047 Notes, the “Original November 2019 Notes”) for a like principal amount of 4.550% Senior Notes due 2048, the offer of which has been registered under the Securities Act (the “Exchange 4.550% 2048 Notes” and, together with the Exchange 2.875% 2020 Notes, the Exchange 3.950% 2020 Notes, the Exchange 2.875% 2021 Notes, the Exchange 2.250% 2021 Notes, the Exchange 3.250% 2022 Notes, the Exchange 3.550% 2022 Notes, the Exchange 2.750% 2023 Notes, the Exchange 3.250% 2023 Notes, the Exchange 4.000% 2023 Notes, the Exchange 3.625% 2024 Notes, the

Exchange 3.875% 2025 Notes, the Exchange 3.450% 2027 Notes, the Exchange 3.900% 2028 Notes, the Exchange 5.700% 2040 Notes, the Exchange 5.250% 2043 Notes, the Exchange 4.625% 2044 Notes, the Exchange 5.000% 2045 Notes and the Exchange 4.350% 2047 Notes, the “Exchange November 2019 Notes”); and
(28)
up to $3,750,000,000 4.250% Senior Notes due 2049 (the “Original 4.250% 2049 Notes” and, together with the Original Floating Rate Notes, the Original 2.550% 2021 Notes, the Original 2.600% 2022 Notes, the Original 2.900% 2024 Notes, the Original 3.200% 2026 Notes, the Original 3.400% 2029 Notes and the Original 4.125% 2039 Notes, the “Original May 2019 Notes” and the Original May 2019 Notes together with the Original November 2019 Notes, the “Original Notes”) for a like principal amount of 4.250% Senior Notes due 2049, the offer of which has been registered under the Securities Act (the “Exchange 4.250% 2049 Notes” and, together with the Exchange 2.550% 2021 Notes, the Exchange 2.600% 2022 Notes, the Exchange 2.900% 2024 Notes, the Exchange 3.200% 2026 Notes, the Exchange 3.400% 2029 Notes and the Exchange 4.125% 2039 Notes, the “Exchange Fixed Rate May 2019 Notes” and the Exchange Fixed Rate May 2019 Notes together with the Exchange Floating Rate Notes, the “Exchange May 2019 Notes”).

The Original November 2019 Notes, the Original 2.550% 2021 Notes, the Original 2.600% 2022 Notes, the Original 2.900% 2024 Notes, the Original 3.200% 2026 Notes, the Original 3.400% 2029 Notes, the Original 4.125% 2039 Notes and the Original 4.250% 2049 Notes are collectively referred to in this prospectus as the “Original Fixed Rate Notes.” The Exchange November 2019 Notes and the Exchange Fixed Rate May 2019 Notes are collectively referred to in this prospectus as the “Exchange Fixed Rate Notes,” and together with the Original Fixed Rate Notes as the “Fixed Rate Notes.” The Exchange Fixed Rate Notes together with the Exchange Floating Rate Notes are referred to in this prospectus as the “Exchange Notes.”
We are conducting the exchange offers (the “Exchange Offers”) in order to provide you with an opportunity to exchange your Original Notes for Exchange Notes that have been registered under the Securities Act. The Original Notes and the Exchange Notes are sometimes referred to in this prospectus together as the “Notes.”
Material Terms of the Exchange Offers:
•	The Issuer will exchange all Original Notes that are validly tendered and not validly withdrawn for a like principal amount of Exchange Notes that are freely tradable.
•	You may withdraw tenders of Original Notes at any time prior to the expiration of the relevant Exchange Offer.
•
Each Exchange Offer will expire at 5:00 p.m., New York City time, on   , 2020 (the “expiration date”), unless extended. We do not currently intend to extend the expiration date unless required to do so by applicable law as described under “The Exchange Offers—Expiration Date; Extensions; Amendments.”

•	The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.
•	To exchange your Original Notes, you are required to make certain representations to us. See “The Exchange Offers—Procedures for Tendering” for more information.
•	We will not receive any proceeds from the Exchange Offers.
The Exchange Notes:
•
The terms of the Exchange Notes to be issued in the Exchange Offers are substantially identical to the terms of the corresponding series of Original Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes, and the Issuer will issue the Exchange Notes under the same indenture that governs the applicable series of Original Notes.

•
The Exchange Notes will be our general, unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness and will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness. In addition, the Exchange Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Exchange Notes (other than indebtedness and liabilities owed to us, if any).

•	The Exchange Notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the Exchange Notes.
All untendered Original Notes will continue to be subject to the restrictions on transfer set forth in the Original Notes and in the applicable Indenture (as defined below) governing the applicable series of Original Notes. In general, the Original Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with the Exchange Offers, the Issuer does not currently anticipate that it will register the offer or sale of any series of the Original Notes under the Securities Act.
Each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 12 of this prospectus and those risk factors incorporated by reference into this prospectus for a discussion of certain risks that you should consider before tendering your outstanding Original Notes in connection with the Exchange Offers.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is   , 2020.

i

ABOUT THIS PROSPECTUS
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making the Exchange Offers to, nor will we accept surrenders for exchange from, holders of outstanding Original Notes in any jurisdiction in which the applicable Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.
References to “Bristol Myers Squibb,” the “Company,” “we,” the “Issuer,” “our” and “us” in this prospectus are references to Bristol-Myers Squibb Company and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires.
This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You can obtain the documents that are incorporated by reference into this prospectus (other than certain exhibits or schedules to those documents), without charge, by requesting them in writing or by telephone from the Issuer at the following address and telephone number or the exchange agent at the address set forth on the back cover of this prospectus, or through the SEC website at www.sec.gov:
Bristol-Myers Squibb Company
430 East 29th Street, 14th Floor
New York, New York 10016
Attention: Corporate Secretary
Telephone: (212) 546-3309
You should not assume that the information in this prospectus or any document incorporated by reference herein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.
In order to ensure timely delivery of the requested documents, requests should be made no later than   , 2020, which is five business days before the date the Exchange Offers expire. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Offers and the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the Issuer, the Exchange Offers and the Exchange Notes described in this prospectus. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of the Issuer are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents the Issuer files with the SEC by visiting our website at http://www.bms.com. The website address of the Issuer is provided as an inactive textual reference only. The information provided on the website of the Issuer, other than copies of the documents listed below that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference.
This prospectus constitutes part of a registration statement on Form S-4 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.
Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC. This means that important information can be disclosed to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference into this prospectus. We incorporate by reference the following documents that we have previously filed with the SEC:
(a)
Annual Report on Form 10-K for the year ended December 31, 2019, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 25, 2020 that is incorporated by reference in that Annual Report on Form 10-K;

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020; and
(c)	Current Reports on Form 8-K filed on February 5, 2020, February 24, 2020, March 9, 2020, March 12, 2020, March 25, 2020, April 14, 2020 and May 19, 2020.
We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus until we complete the Exchange Offers (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). The most recent information that we file with the SEC automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.
We encourage you to read our periodic and current reports as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. Our website address is provided as an inactive textual reference only. The information contained on our website is not a part of this prospectus and, therefore, is not incorporated herein by reference. You also may request a copy of these filings at no cost, by writing to or telephoning us at the following address and telephone number or by contacting the exchange agent at the address set forth on the back cover of this prospectus:
Bristol-Myers Squibb Company
430 East 29th Street, 14 Floor
New York, New York 10016
Attention: Office of the Corporate Secretary
Telephone: (212) 546-4000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our ability to execute successfully our strategic plans, including our business development strategy generally and in relation to our ability to realize the projected benefits of our acquisition of Celgene Corporation (“Celgene”), the full extent of the impact of the novel coronavirus disease 2019 (COVID-19) pandemic on our operations and the development and commercialization of our products, the expiration of patents or data protection on certain products, including assumptions about our ability to retain patent exclusivity of certain products and the impact, and the result of governmental investigations. No forward-looking statement can be guaranteed.
Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to, risks relating to: integrating Bristol Myers Squibb’s and Celgene’s business and operations, including with respect to human capital management, portfolio rationalization, finance and accounting systems, sales operations and product distribution, pricing systems and methodologies, data security systems, compliance programs and internal controls processes; our ability to realize the anticipated benefits from the Celgene acquisition; the impact of our significant additional indebtedness that we incurred and our issuance of additional shares in connection with the Celgene acquisition on our ability to operate the combined company; various risks related to public health outbreaks, epidemics and pandemics, including the impact of the COVID-19 pandemic on our operations, the possibility of the COVID-19 pandemic delaying the timing of the FDA’s approval decisions and that we cannot reasonably assess or predict at this time the full extent of the adverse effect that the COVID-19 pandemic will have on our business, financial condition, results of operations and cash flows; challenges inherent in new product development, including obtaining and maintaining regulatory approval; increasing pricing pressures from market access, pharmaceutical pricing controls and discounting and other restrictions in the United States, the European Union and other regions around the world (including changes in rules and practices of managed care organizations and institutional and governmental purchasers); the possibility of difficulties and delays in product introduction and commercialization; our ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the risk of certain novel approaches to disease treatment (such as CAR T therapy); industry competition from other manufacturers; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions; the impact of any U.S. healthcare reform and legislation or regulatory action in the U.S. and markets outside the U.S. affecting pharmaceutical product pricing, reimbursement or access; changes in tax law and regulations; any decline in our future royalty streams; the failure of our suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; our ability to execute our financial, strategic and operational plans; our ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; our ability to attract and retain key personnel; our ability to effectively manage acquisitions, divestitures, alliances and other portfolio actions and to successfully realize the expected benefits of such actions; our dependency on several key products; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products, including without limitation, interruptions caused by damage to our and our suppliers’ manufacturing sites; regulatory decisions impacting labeling, manufacturing processes and/or other matters; the impact on our competitive position from counterfeit or unregistered versions of our products or stolen products; the adverse impact of cyber-attacks on our information systems or products, including unauthorized disclosure of trade secrets or other confidential data stored in our information systems and networks; political and financial instability of international economies and sovereign risk; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; and issuance of new or revised accounting standards.
v

The foregoing list sets forth some, but not all, of the factors that could have an impact upon our ability to achieve results described in any forward-looking statements. A further list and description of these and other factors can be found in the section entitled “Risk Factors” beginning on page 12 of this prospectus and elsewhere in this prospectus. In addition, all of the forward-looking statements that we make in this document are qualified by the information incorporated by reference into this prospectus, including, but not limited to (i) the information contained under this heading and (ii) the information discussed under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the risk factors discussed in our Quarterly Reports on Form 10-Q and future filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”
Persons reading this prospectus are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. You also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors also should realize that if underlying assumptions prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from our projections. Except as otherwise required by law, we are not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements included in this prospectus or elsewhere, whether written or oral, that may be made from time to time relating to any of the matters discussed in this prospectus, whether as a result of new information, future events or otherwise, as of any future date.

PROSPECTUS SUMMARY
This summary provides a brief overview of certain information appearing elsewhere in this prospectus, the accompanying letter of transmittal and the documents incorporated by reference herein, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Because it is abbreviated, this summary does not contain all of the information that may be important to you in understanding the Exchange Offers and the terms of the Exchange Notes. We encourage you to read the entire prospectus, the accompanying letter of transmittal and the documents incorporated by reference herein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2019 and the notes to those financial statements before participating in the Exchange Offers.
Bristol-Myers Squibb Company
Bristol-Myers Squibb Company was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. We are engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis, primarily in the following therapeutic areas: hematology, oncology, cardiovascular, immunology and fibrosis.
On November 20, 2019 we completed our acquisition of Celgene, as a result of which Celgene became our wholly-owned subsidiary.
Our principal executive offices are located at 430 East 29th Street, 14 Floor, New York, New York 10016, and our telephone number is (212) 546-4000. We maintain a website at www.bms.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement and, therefore, is not incorporated herein by reference.

Summary of the Terms of the Exchange Offers
Background
On May 16, 2019, we completed the private offering and issuance of the Original May 2019 Notes. On November 22, 2019, we completed our offers to exchange (“prior exchange offers”) any and all outstanding notes issued by Celgene by issuing the Original November 2019 Notes in a private offering.
We are offering to issue the Exchange Notes to satisfy our obligations under (i) the Registration Rights Agreement, dated May 16, 2019 (the “May Registration Rights Agreement”) that we entered into with the initial purchasers of the Original May 2019 Notes, and (ii) the Registration Rights Agreement, dated November 22, 2019 (the “November Registration Rights Agreement” and, together with the May Registration Rights Agreement, the “Registration Rights Agreements”) that we entered into with the dealer managers for the prior exchange offers.
We are offering to issue the Exchange Notes in a registered exchange offer in exchange for a like principal amount, interest rate, maturity and denomination of our Original Notes.
See “The Exchange Offers—Purpose of the Exchange Offers; Registration Rights.”
The Exchange Offers
The Issuer is offering to exchange:
•	the unregistered Original 2.875% 2020 Notes for a like principal amount of the Exchange 2.875% 2020 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.950% 2020 Notes for a like principal amount of the Exchange 3.950% 2020 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original Floating Rate 2020 Notes for a like principal amount of the Exchange Floating Rate 2020 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.875% 2021 Notes for a like principal amount of the Exchange 2.875% 2021 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.250% 2021 Notes for a like principal amount of the Exchange 2.250% 2021 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.550% 2021 Notes for a like principal amount of the Exchange 2.550% 2021 Notes, the offer of which has been registered under the Securities Act;

•	the unregistered Original 3.250% 2022 Notes for a like principal amount of the Exchange 3.250% 2022 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.550% 2022 Notes for a like principal amount of the Exchange 3.550% 2022 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original Floating Rate 2022 Notes for a like principal amount of the Exchange Floating Rate 2022 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.600% 2022 Notes for a like principal amount of the Exchange 2.600% 2022 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.750% 2023 Notes for a like principal amount of the Exchange 2.750% 2023 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.250% 2023 Notes for a like principal amount of the Exchange 3.250% 2023 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 4.000% 2023 Notes for a like principal amount of the Exchange 4.000% 2023 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.625% 2024 Notes for a like principal amount of the Exchange 3.625% 2024 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 2.900% 2024 Notes for a like principal amount of the Exchange 2.900% 2024 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.875% 2025 Notes for a like principal amount of the Exchange 3.875% 2025 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.200% 2026 Notes for a like principal amount of the Exchange 3.200% 2026 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.450% 2027 Notes for a like principal amount of the Exchange 3.450% 2027 Notes, the offer of which has been registered under the Securities Act;

•	the unregistered Original 3.900% 2028 Notes for a like principal amount of the Exchange 3.900% 2028 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 3.400% 2029 Notes for a like principal amount of the Exchange 3.400% 2029 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 4.125% 2039 Notes for a like principal amount of the Exchange 4.125% 2039 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 5.700% 2040 Notes for a like principal amount of the Exchange 5.700% 2040 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 5.250% 2043 Notes for a like principal amount of the Exchange 5.250% 2043 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 4.625% 2044 Notes for a like principal amount of the Exchange 4.625% 2044 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 5.000% 2045 Notes for a like principal amount of the Exchange 5.000% 2045 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 4.350% 2047 Notes for a like principal amount of the Exchange 4.350% 2047 Notes, the offer of which has been registered under the Securities Act;
•	the unregistered Original 4.550% 2048 Notes for a like principal amount of the Exchange 4.550% 2048 Notes, the offer of which has been registered under the Securities Act; and
•	the unregistered Original 4.250% 2049 Notes for a like principal amount of the Exchange 4.250% 2049 Notes, the offer of which has been registered under the Securities Act.
The Original Notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers.”
In order to exchange an Original Note, you must follow the required procedures, and the Issuer must accept the Original Note for exchange. Unless one or more

Exchange Offer is terminated, the Issuer will exchange all Original Notes validly tendered and not validly withdrawn prior to the expiration date. See “The Exchange Offers.”
Resale of Exchange Notes
Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the Exchange Notes you receive pursuant to the Exchange Offers in exchange for the Original Notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
•	you are acquiring the Exchange Notes issued in the Exchange Offers in the ordinary course of your business;
•
you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the Exchange Offers; and

•	you are not an “affiliate” of the Issuer, as defined in Rule 405 of the Securities Act.
By tendering your Original Notes as described in “The Exchange Offers—Procedures for Tendering,” you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.
We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in Exchange Offers like ours. We cannot guarantee that the SEC would make a similar decision about our Exchange Offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. See “Plan of Distribution.”
Consequences if You Do Not Exchange Your Original Notes
Original Notes that are not tendered in the Exchange Offers or are not accepted for exchange will remain outstanding and continue to accrue interest, but will be subject to transfer restrictions. You will not be able to offer or sell such Original Notes unless you are able to rely on an exemption from the requirements of the Securities Act or the offer or sale of Original Notes is registered under the Securities Act.
After the Exchange Offers are completed, the Issuer will no longer have an obligation to register the offer or sale of Original Notes, except as provided under the applicable Registration Rights Agreement. To the extent that Original Notes are tendered and accepted in the Exchange Offers, the market for any remaining Original Notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”
Expiration Date
Each Exchange Offer expires at 5:00 p.m., New York City time, on    , 2020, subject to our right to extend the expiration date for any Exchange Offer. See “The Exchange Offers—Expiration Date; Extensions; Amendments.”
Issuance of Exchange Notes
The Issuer will issue Exchange Notes in exchange for Original Notes tendered and accepted in the Exchange Offers promptly following the applicable expiration date (unless amended as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers.”
Conditions to the Exchange Offers
The Exchange Offers are subject to certain customary conditions, which we may amend or waive. The Exchange Offers are not conditioned upon any minimum principal amount of outstanding Original Notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers.”
Special Procedures for Beneficial Holders
If you beneficially own Original Notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the Exchange Offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the Exchange Offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either arrange to have the Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering.”
Withdrawal Rights
You may withdraw your tender of Original Notes at any time before the expiration date for the applicable Exchange Offer. See “The Exchange Offers—Withdrawal of Tenders.”

Accounting Treatment
We will not recognize any gain or loss for accounting related to the Exchange Offers. We will record the expenses of the Exchange Offers as incurred. See “The Exchange Offers—Accounting Treatment.”
Federal Income Tax Consequences
The exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Use of Proceeds
We will not receive any cash proceeds from the issuance of Exchange Notes in connection with the Exchange Offers.
Exchange Agent
Global Bondholder Services Corporation (“GBSC”) is serving as exchange agent in connection with the Exchange Offers. The address and telephone number of the exchange agent are set forth under “The Exchange Offers—Exchange Agent.”

Summary of the Terms of the Exchange Notes
The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same financial terms and covenants as the Original Notes.
Issuer
Bristol-Myers Squibb Company, a Delaware corporation.
Securities Offered
Up to $37,545,623,000 aggregate principal amount of notes, consisting of up to:
•	$1,243,777,000 aggregate principal amount of 2.875% Senior Notes due 2020,
•	$436,313,000 aggregate principal amount of 3.950% Senior Notes due 2020,
•	$750,000,000 aggregate principal amount of Senior Floating Rate Notes due 2020,
•	$434,815,000 aggregate principal amount of 2.875% Senior Notes due 2021,
•	$464,576,000 aggregate principal amount of 2.250% Senior Notes due 2021,
•	$1,000,000,000 aggregate principal amount of 2.550% Senior Notes due 2021,
•	$861,709,000 aggregate principal amount of 3.250% Senior Notes due 2022,
•	$891,870,000 aggregate principal amount of 3.550% Senior Notes due 2022,
•	$500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2022,
•	$1,500,000,000 aggregate principal amount of 2.600% Senior Notes due 2022,
•	$697,660,000 aggregate principal amount of 2.750% Senior Notes due 2023,
•	$932,101,000 aggregate principal amount of 3.250% Senior Notes due 2023,
•	$636,086,000 aggregate principal amount of 4.000% Senior Notes due 2023,
•	$882,510,000 aggregate principal amount of 3.625% Senior Notes due 2024,
•	$3,250,000,000 aggregate principal amount of 2.900% Senior Notes due 2024,
•	$2,379,532,000 aggregate principal amount of 3.875% Senior Notes due 2025,
•	$2,250,000,000 aggregate principal amount of 3.200% Senior Notes due 2026,
•	$961,528,000 aggregate principal amount of 3.450% Senior Notes due 2027,

•	$1,456,162,000 aggregate principal amount of 3.900% Senior Notes due 2028,
•	$4,000,000,000 aggregate principal amount of 3.400% Senior Notes due 2029,
•	$2,000,000,000 aggregate principal amount of 4.125% Senior Notes due 2039,
•	$245,785,000 aggregate principal amount of 5.700% Senior Notes due 2040,
•	$391,925,000 aggregate principal amount of 5.250% Senior Notes due 2043,
•	$976,477,000 aggregate principal amount of 4.625% Senior Notes due 2044,
•	$1,959,524,000 aggregate principal amount of 5.000% Senior Notes due 2045,
•	$1,236,433,000 aggregate principal amount of 4.350% Senior Notes due 2047,
•	$1,456,840,000 aggregate principal amount of 4.550% Senior Notes due 2048, and
•	$3,750,000,000 aggregate principal amount of 4.250% Senior Notes due 2049.
Interest Rates; Interest Payment Dates; Maturity Dates
Each new series of Exchange Notes will have the same interest rate, interest payment dates and maturity date as the corresponding series of Original Notes for which they are being offered in exchange. With respect to each series of Exchange Notes, (a) interest will accrue on such Exchange Notes from the most recent date on which interest on the respective Original Notes has been paid and (b) if the regular record date for the first interest payment date would be a date prior to the settlement date of the related Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.
Interest Rates and Maturity Dates	Interest Payment Dates
2.875% Senior Notes due August 15, 2020	February 15 and August 15
3.950% Senior Notes due October 15, 2020	April 15 and October 15
Senior Floating Rate Notes due November 16, 2020 will bear interest at a floating rate, reset quarterly, equal to three-month LIBOR plus 0.200% per annum	February 16, May 16, August 16 and November 16
2.875% Senior Notes due February 19, 2021	February 19 and August 19
2.550% Senior Notes due May 14, 2021	May 14 and November 14
2.250% Senior Notes due August 15, 2021	February 15 and August 15
Senior Floating Rate Notes due May 16, 2022 will bear interest at a floating rate, reset quarterly, equal to three-month LIBOR plus 0.380% per annum	February 16, May 16, August 16 and November 16
2.600% Senior Notes due May 16, 2022	May 16 and November 16
3.250% Senior Notes due August 15, 2022	February 15 and August 15

Interest Rates and Maturity Dates	Interest Payment Dates
3.550% Senior Notes due August 15, 2022	February 15 and August 15
2.750% Senior Notes due February 15, 2023	February 15 and August 15
3.250% Senior Notes due February 20, 2023	February 20 and August 20
4.000% Senior Notes due August 15, 2023	February 15 and August 15
3.625% Senior Notes due May 15, 2024	May 15 and November 15
2.900% Senior Notes due July 26, 2024	January 26 and July 26
3.875% Senior Notes due August 15, 2025	February 15 and August 15
3.200% Senior Notes due June 15, 2026	June 15 and December 15
3.450% Senior Notes due November 15, 2027	May 15 and November 15
3.900% Senior Notes due February 20, 2028	February 20 and August 20
3.400% Senior Notes due July 26, 2029	January 26 and July 26
4.125% Senior Notes due June 15, 2039	June 15 and December 15
5.700% Senior Notes due October 15, 2040	April 15 and October 15
5.250% Senior Notes due August 15, 2043	February 15 and August 15
4.625% Senior Notes due May 15, 2044	May 15 and November 15
5.000% Senior Notes due August 15, 2045	February 15 and August 15
4.350% Senior Notes due November 15, 2047	May 15 and November 15
4.550% Senior Notes due February 20, 2048	February 20 and August 20
4.250% Senior Notes due October 26, 2049	April 26 and October 26

Optional Redemption
Each series of Original Notes will have the same redemption terms as the corresponding series of Exchange Notes. The Exchange Floating Rate Notes, like the Original Floating Rate Notes, are not redeemable prior to maturity.
For additional information, see “Description of Notes—Optional Redemption.”
Certain Covenants
The Issuer will issue (i) the Exchange May 2019 Notes under the May 2019 Indenture (as defined in the “Description of Notes” below), which is the same indenture as that governing the Original May 2019 Notes and (ii) the Exchange November 2019 Notes under the November 2019 Indenture (as defined in the “Description of Notes” below), which is the same indenture as that governing the Original November 2019 Notes. The May 2019 Indenture and the November 2019 Indenture contain covenants that, among other things, limit the Issuer’s ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which the Issuer is the surviving person) or sell the Issuer’s property or assets as, or substantially as, an entirety to any person. These covenants are subject to important exceptions and qualifications, which are described under “Description of Notes—Certain Covenants—Covenants Generally—Limitation on Liens” and “Description of Notes—Merger Covenant.”
Ranking
The Exchange Notes will be the Issuer’s general, unsecured senior obligations, will rank equally in right of payment with all of the Issuer’s existing and future unsecured senior indebtedness, will rank senior in right of payment to all of the Issuer’s existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Exchange Notes (other than indebtedness and liabilities owed to us, if any). See “Description of Notes—Ranking.”
Form and Denomination
The Exchange Notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The Exchange Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Book-Entry, Delivery and Form.”
No Trading Market
Each series of Exchange Notes constitutes a new issue of securities, for which there is no existing trading market. In addition, the Issuer does not intend to apply to list any of the Exchange Notes on any securities exchange or for quotation on any automated quotation system. The Issuer cannot provide you with any assurance regarding whether trading markets for any series of the Exchange Notes will develop, the ability of holders of the Exchange Notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading markets develop, you may be unable to resell the Exchange Notes at their fair market value or at all.
Governing Law
The Indentures are, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.
Calculation Agent
The Bank of New York Mellon is the calculation agent with respect to the Original Floating Rate Notes and will be the calculation agent with respect to the Exchange Floating Rate Notes.
Trustee, Paying Agent and Security Registrar
The Bank of New York Mellon is the trustee with respect to the Original Notes and will be the trustee with respect to the Exchange Notes. The Bank of New York Mellon maintains various commercial and investment banking relationships with the Issuer and its affiliates. The Bank of New York Mellon will initially act as paying agent and security registrar for the Exchange Notes, acting through its corporate trust office currently located at 240 Greenwich Street, Floor 7 East, New York, NY 10286.
Risk Factors
For certain risks related to the Exchange Notes and the Exchange Offers, please read the section entitled “Risk Factors” beginning on page 12 of this prospectus.

RISK FACTORS
The Exchange Notes, like the Original Notes, entail certain risks. You should carefully consider, among other things, the following risk factors, as well as the other information contained and incorporated by reference in this prospectus, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, before making a decision to continue your investment in the Notes or to tender your Original Notes in exchange for the Exchange Notes. The risk factors set forth below add to and update certain of the risk factors set forth in the Annual Report. In this section of the prospectus, when we refer to “Notes,” we are referring to both the Original Notes and the Exchange Notes.
Any of the following risks and those in the documents incorporated by reference herein could materially and adversely affect our business, financial condition or results of operations. However, the risks described below and in the documents incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations in the future. In such a case, we may not be able to make payments of principal and interest on the Notes, and you may lose all or part of your original investment.
Risks Relating to the Exchange Offers
If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.
Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. Following the Exchange Offers, if you do not tender your Original Notes you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.
You must comply with the Exchange Offers procedures in order to receive freely tradable Exchange Notes.
Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only if such tenders comply with the Exchange Offer procedures described herein, including the timely receipt by the exchange agent of book-entry transfer of Original Notes into such exchange agent’s account at DTC, as depositary, including an agent’s message. We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange. The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders of the Original Notes.
The Exchange Offers may not be completed.
The Exchange Offers are subject to the satisfaction of certain conditions. See “The Exchange Offers—Conditions to the Exchange Offers.” Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the Exchange Offers.
Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to the Exchange Offers, no assurance can be given that the Exchange Offers will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the Exchange Offers at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to the Exchange Offers, which we expect to make as soon as reasonably practicable after the expiration date.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.
A broker-dealer that acquired the Original Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.
Risks Relating to the Notes
There may not be any trading market for the Notes; many factors affect the trading and market value of the Notes.
The Exchange Notes will be a new issue of securities and, upon issuance, will not have an established trading market. We do not intend to apply for listing or quotation of the Notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the Notes, whether you will be able to sell the Notes, or the prices at which you may be able to sell the Notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your Notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:
•	the interest rate on the Notes;
•	the time remaining to the maturity of the Notes;
•	the outstanding amount of the Notes;
•	the redemption features of certain of the Notes;
•	the level, direction and volatility of market interest rates generally;
•	market perceptions of the level, direction and volatility of interest rates generally; and
•	the trading value of comparable securities.
Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions which may have an adverse effect on the holders of the Notes. There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.
The Original Notes are, and the Exchange Notes will be, effectively subordinated to all of the obligations of our subsidiaries; our ability to service our debt is dependent on the performance of our subsidiaries.
The Original Notes are, and the Exchange Notes will be, effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued rebates and liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the Indentures and could adversely affect our ability to pay our obligations on the Notes. As of March 31, 2020, on a historical basis, the liabilities of our subsidiaries, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States, that would have been structurally senior to the Notes were approximately $22.8 billion.
The Original Notes are, and the Exchange Notes will be, exclusively our obligations. However, since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt, including the Notes, depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.
The limited covenants in the Indentures and the terms of the Notes will not provide protection against significant events that could adversely impact your investment in the Notes.
The Indentures do not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur additional indebtedness;
•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;
•	restrict our ability to repurchase or prepay our securities; or
•	restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.
As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the Indentures and the Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.
The Original Notes are, and the Exchange Notes will be, unsecured and therefore will effectively be subordinated to any secured debt that we may incur in the future.
The Original Notes are not, and the Exchange Notes will not be, secured by any of our assets or those of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.
Redemption prior to maturity may adversely affect your return on the Fixed Rate Notes.
Since the Fixed Rate Notes are redeemable at our option, we may choose to redeem your Fixed Rate Notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.
The credit ratings for the Notes of any series could be lowered or withdrawn in the future.
We expect that each series of the Exchange Notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates a series of the Notes may lower its rating or decide not to continue to rate such series of the Notes in its sole discretion. The ratings of the Notes of any series will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates a series of the Notes could have an adverse effect on the trading prices or liquidity of the Notes of such series.
Federal and state fraudulent transfer laws may permit a court to void the Notes, subordinate claims in respect of the Notes and require holders of the Notes to return payments received and, if that occurs, you may not receive any payments on the Notes.
Federal and state fraudulent transfer laws may permit a court to void the Notes, subordinate claims in respect of the Notes and require holders of the Notes to return payments received. If that occurs, you may not receive any payments on the Notes. Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if (i) we issued the Notes with the intent of hindering, delaying or defrauding creditors or (ii) we received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (ii) only, one of the following was also true at the time thereof:
•	we were insolvent on the date of the issuance of the Notes or rendered insolvent by reason of the issuance of the Notes;
•	the issuance of the Notes with an unreasonably small amount of capital to carry on the business; or
•	we intended to, or believed that we would, incur debts beyond our ability to pay such debts as they mature.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied.
We cannot be certain as to the standards that a court would use to determine whether or not we were solvent at the relevant time. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:
•	the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
If a court were to find that the issuance of the Notes was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or subordinate the Notes to our presently existing and future indebtedness. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes.
Furthermore, in the event that a bankruptcy case were to be commenced under the bankruptcy code, we could be subject to claims, with respect to any payments made within 90 days prior to the commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the Notes might be deemed to constitute a preference, under the bankruptcy code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate.
The Original Notes are, and the Exchange Notes will be, structurally subordinated to the indebtedness and other obligations of our subsidiaries, including the indebtedness of Celgene.
The Original Notes are not, and the Exchange Notes will not be, guaranteed by any of our subsidiaries and, as a result, the Original Notes are, and the Exchange Notes will be, structurally subordinated to all indebtedness and other obligations of our subsidiaries, including Celgene. Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. Accordingly, claims of holders of the Notes will be structurally subordinated to any claims of creditors of our subsidiaries.
The amount of interest payable on the Floating Rate Notes is set only once per interest period based on the three-month U.S. dollar LIBOR on the applicable interest determination date, which rate may fluctuate substantially.
In the past, the level of the three-month U.S. dollar LIBOR has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month U.S. dollar LIBOR are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month U.S. dollar LIBOR is not an indication that the three-month U.S. dollar LIBOR is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month U.S. dollar LIBOR as an indication of its future performance. You should further note that although the actual three-month U.S. dollar LIBOR on an interest payment date or at other times during an interest period may be higher than the three-month U.S. dollar LIBOR on the applicable interest determination date, you will not benefit from the three-month U.S. dollar LIBOR at any time other than on the interest determination date for such period. As a result, changes in the three-month U.S. dollar LIBOR may not result in a comparable change in the market value of the Floating Rate Notes.
Uncertainty relating to the calculation of LIBOR and other reference rates and their potential discontinuance may materially adversely affect the value of the Floating Rate Notes.
LIBOR and other interest rate, equity, commodity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of ongoing national, international and other regulatory guidance and proposals for reform. These reforms may cause such “benchmarks” to perform differently than in the past or to disappear entirely or may have other consequences which cannot be predicted. Any such consequence could have an adverse effect on any notes linked to such a “benchmark,” including the Floating Rate Notes.
In particular, on July 27, 2017, the Chief Executive of the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Notwithstanding the foregoing, it appears highly likely that LIBOR will be discontinued or modified by 2021.
Key regulatory proposals for reform of “benchmarks” in the European Union (“EU”) include the International Organisation of Securities Commissions’ Principles for Financial Benchmarks (July 2013) and Regulation (EU) 2016/1011 of the European Parliament and of the Council of June 8, 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds (the “Benchmarks Regulation”). The Benchmarks Regulation could have a material impact on a “benchmark” rate (and in turn any notes linked to it), if, among other things, (a) subject to applicable transitional provisions, the benchmark administrator is based in the EU and does not obtain authorization or registration (or such authorization or registration is withdrawn), or, if non-EU-based, has not satisfied certain “equivalence” conditions in its local jurisdiction or (b) the methodology or other terms of the “benchmark” are changed in order to comply with the terms of the Benchmarks Regulation, which could have the effect of reducing or increasing the rate or level of the benchmark or affecting the volatility of the published rate or level. In the United States, efforts to identify a set of alternative U.S. dollar reference interest rates include proposals by the Alternative Reference Rates Committee of the Federal Reserve Board and the Federal Reserve Bank of New York. Any of the foregoing changes, any other changes to LIBOR as a result of national, international and other regulatory guidance and proposals for reform or other initiatives, or any further uncertainty surrounding the implementation of such changes, could have an adverse effect on the value of and return on the Floating Rate Notes.
At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the Floating Rate Notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the Floating Rate Notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the Floating Rate Notes to be materially different than expected.
If we, in our sole discretion, determine that LIBOR has been permanently discontinued and we have notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us, as a substitute for LIBOR (the “Alternative Rate”) for each future interest determination date for the Floating Rate Notes, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the Business Day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate for debt obligations such as the Floating Rate Notes. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be binding on us, the Calculation Agent, the Trustee and the holders of Floating Rate Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments), the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period. See “Description of the Notes—Interest Rates on the Exchange Floating Rate Notes.” At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes, alternative reference rates or other reforms may adversely affect the trading market for securities the interest or dividend on which is determined by reference to LIBOR, such as the Floating Rate Notes. To the extent the three-month LIBOR rate is discontinued or is no longer quoted, the applicable base rate used to calculate interest payments on the Floating Rate Notes will be determined using the alternative methods described in “Description of the Notes—Interest Rates on the Exchange Floating Rate Notes.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on the Floating Rate Notes if the three-month

LIBOR rate was available in its current form. The final alternative method sets the interest rate at the same rate as the immediately preceding interest period. In the event market interest rates rise thereafter, the Floating Rate Notes would bear a fixed rate and could decline in value because the premium, if any, over market interest rates will decline.
More generally, any of the above changes or any other consequential changes to LIBOR or any other “benchmark” as a result of international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the value of and return on any securities based on or linked to a “benchmark,” such as the Floating Rate Notes.
The unaudited pro forma combined financial information and prospective financial information incorporated by reference into this prospectus are presented for illustrative purposes only and do not represent the actual financial position or results of operations of the Issuer following completion of the Issuer’s acquisition of Celgene.
The unaudited pro forma combined financial information and prospective financial information incorporated by reference into this prospectus is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and does not represent the actual financial position or results of operations of us and Celgene prior to our acquisition of Celgene or that of the combined company following the completion of this acquisition for several reasons. Among other things, the unaudited pro forma combined financial information does not reflect the projected realization of cost savings following the completion of this acquisition or any changes in applicable law (including applicable tax law) after December 31, 2019. The actual financial positions and results of operations of us and Celgene prior to the acquisition and that of the combined company following the acquisition may not be consistent with, or evident from, the unaudited pro forma combined financial information or prospective financial information incorporated by reference into this prospectus. In addition, the assumptions used in preparing the unaudited pro forma combined financial information and/or the prospective financial information incorporated by reference into this prospectus may not be realized and may be affected by other factors, which could lead to material changes to the combined company’s business that are not reflected in the unaudited pro forma combined financial information.

USE OF PROCEEDS
The Exchange Offers are intended to satisfy the Issuer’s obligations under the Registration Rights Agreements entered into in connection with the issuance of the Original Notes. We will not receive any cash proceeds from the issuance of Exchange Notes in connection with the Exchange Offers. In consideration for issuing the Exchange Notes, the Issuer will receive the Original Notes from you in like principal amount. The Original Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness.

SELECTED CONSOLIDATED FINANCIAL DATA
The following table presents selected historical consolidated financial data of the Issuer. The selected historical consolidated financial data of the Issuer for the fiscal years ended December 31, 2019, 2018 and 2017 and as of December 31, 2019 and 2018 are derived from the Issuer’s audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this prospectus. The selected historical consolidated financial data of the Issuer for each of the fiscal years ended December 31, 2016 and 2015, and as of December 31, 2017, 2016 and 2015, have been derived from the Issuer’s audited consolidated financial statements for such years, which have not been incorporated by reference into this prospectus. The selected historical consolidated financial data of the Issuer as of and for the three months ended March 31, 2020 and for the three months ended March 31, 2019, are derived from the Issuer’s unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, which is incorporated by reference into this prospectus. The selected historical consolidated financial data of the Issuer as of March 31, 2019 are derived from the Issuer’s unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which has not been incorporated by reference into this prospectus. The Issuer’s management believes that the Issuer’s unaudited consolidated financial statements have been prepared on a basis consistent with its audited financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.
The following selected historical consolidated financial data of the Issuer set forth below is only a summary and is not necessarily indicative of future results. You should read the following information in conjunction with the Issuer’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2019 and unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, including “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the notes to the Issuer’s consolidated financial statements for significant events affecting the comparability of results as well as material uncertainties regarding the Issuer’s future financial condition and results of operations in its entirety. See “Where You Can Find More Information.”
	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
			(Amounts in millions, except per share data)
Income Statement Data:
Total Revenues	$10,781	$5,920	$26,145	$22,561	$20,776	$19,427	$16,560
Net Earnings	(766)	1,715	3,460	4,947	975	4,507	1,631
Net Earnings/(Loss) Attributable to:
Noncontrolling Interest	9	5	21	27	(32)	50	66
Issuer	(775)	1,710	3,439	4,920	1,007	4,457	1,565
Net earnings per Common Share Attributable to BMS:
Basic	$(0.34)	$1.05	$2.02	$3.01	$0.61	$2.67	$0.94
Diluted	$(0.34)	$1.04	$2.01	$3.01	$0.61	$2.65	$0.93
Weighted-average common shares outstanding:
Basic	2,258	1,634	1,705	1,633	1,645	1,671	1,667
Diluted	2,258	1,637	1,712	1,637	1,652	1,680	1,679
Cash Dividends paid on Issuer common and preferred stock	$(1,017)	$669	$2,679	$2,613	$2,577	$2,547	$2,477
Cash Dividends declared per common share	$—	$0.41	$1.68	$1.61	$1.57	$1.53	$1.49

	Three Months Ended March 31,		Year Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
			(Amounts in millions, except per share data)
Financial Position Data:
Cash and cash equivalents	$16,246	$7,335	$12,346	$6,911	$5,421	$4,237	$2,385
Marketable securities(1)(2)	3,156	2,662	3,814	3,623	3,739	4,724	6,442
Total Assets	129,285	34,834	129,944	34,986	33,551	33,707	31,748
Long-term debt(1)	42,844	5,635	43,387	6,895	6,975	6,465	6,550
Equity	49,977	15,317	51,698	14,127	11,847	16,347	14,424
(1)	Includes current and non-current portion.
(2)	Prior period amounts were conformed to current period presentation.

THE EXCHANGE OFFERS
Purpose of the Exchange Offers; Registration Rights
In connection with the issuance of the Original Notes, we entered into the Registration Rights Agreements pursuant to which we agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each series of Original Notes. The Exchange Offers are being made pursuant to the Registration Rights Agreements to satisfy our obligations thereunder.
We are making the Exchange Offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is an “affiliate” of the Issuer, as defined in Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.” Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.
The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.
The May Registration Rights Agreement requires us to use commercially reasonable efforts to (i) file a registration statement with the SEC with respect to the Exchange Offers for the Original May 2019 Notes, (ii) cause such registration statement to be declared effective by November 19, 2020 (“May Notes Target Registration Date”) and (iii) complete the registered exchange offers not later than 60 days after the exchange offer registration statement becomes effective.
The November Registration Rights Agreement requires us to use commercially reasonable efforts to (i) file a registration statement with the SEC with respect to the Exchange Offers for the Original November 2019 Notes, (ii) cause such registration statement to be declared effective by November 21, 2020 (“November Notes Target Registration Date”) and (iii) complete the registered exchange offers not later than 60 days after the exchange offer registration statement becomes effective.
Alternatively, under the circumstances set forth below, the Registration Rights Agreements require us to, at our expense, use our commercially reasonable efforts to: (a) cause to be filed with the SEC a shelf registration statement (“Shelf Registration Statement”) covering offers and resales of the applicable Original Notes and to cause such Shelf Registration Statement to be declared effective by the later of (such date, the “Shelf Effectiveness Date”) (i) May 18, 2021, in the case of the May Registration Rights Agreement, and May 20, 2021, in the case of the November Registration Rights Agreement and (ii) the 180th day following receipt of a Shelf Request (as defined below) and; (b) use our commercially reasonable efforts to keep the Shelf Registration Statement effective until the date that all of the applicable Original Notes covered by the Shelf Registration Statement cease to be “registrable securities” (as defined in the applicable Registration Rights Agreement), including when all such notes have been sold pursuant to the Shelf Registration Statement.

These circumstances include:
•
with respect to the May Registration Rights Agreement, (i) if for any reason the applicable Exchange Offers are not completed by the May Notes Target Registration Date or (ii) if following the May Notes Target Registration Date, the Issuer receives a written request (“Shelf Request”) from any initial purchaser of the Original May 2019 Notes representing that it holds Original May 2019 Notes that are or were ineligible to be exchanged in any Exchange Offer.

•
with respect to the November Registration Rights Agreement, (i) if for any reason the applicable Exchange Offers are not completed by the November Notes Target Registration Date or (ii) following the November Notes Target Registration Date, the Issuer receives a Shelf Request from any dealer manager for the prior exchange offers representing that it holds Original November 2019 Notes that are or were ineligible to be exchanged in any Exchange Offer.

In the event of such a shelf registration, we will provide to each participating holder of the applicable Original Notes copies of a prospectus, notify each participating holder of the Original Notes when the Shelf Registration Statement has become effective and take certain other actions to permit resales of the applicable Original Notes. A holder of Original Notes that sells such notes under the Shelf Registration Statement generally will be (i) required to make certain representations to us (as described in the applicable Registration Rights Agreement), (ii) required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (iii) subject to certain of the civil liability provisions under the Securities Act in connection with those sales and (iv) bound by the provisions of the applicable Registration Rights Agreement that are applicable to such a holder of Original Notes (including certain indemnification obligations). Holders of Original Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under specified circumstances upon receipt of notice from us. Each holder of the Original Notes (including any broker-dealer) shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such holder’s notes pursuant to any Shelf Registration Statement.
If a “registration default” (as defined in the applicable Registration Rights Agreement) occurs with respect to Original Notes of a particular series that are registrable securities, then additional interest shall accrue on the principal amount of the notes of such series that are registrable securities at a rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such registration default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when the registration default is cured. The foregoing amounts shall not increase, even if more than one registration default has occurred and is continuing. Notwithstanding the foregoing, a holder of Original Notes who is not entitled to the benefits of the Shelf Registration Statement shall not be entitled to any increase in the interest rate borne by the Original Notes as a result of a registration default that pertains to the Shelf Registration Statement. Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Original Notes is payable.
A “registration default” occurs (i) (a) with respect to the May Registration Rights Agreement, if for any reason the applicable Exchange Offer for all validly tendered Original May 2019 Notes is not completed by November 19, 2020 and (b) with respect to the November Registration Rights Agreement, if for any reason the applicable Exchange Offer for all validly tendered Original November 2019 Notes is not completed by November 21, 2020, (ii) if a Shelf Registration Statement is required to be filed under the applicable Registration Rights Agreement and is not declared effective by the applicable Shelf Effectiveness Date, or (iii) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of Original Notes, and additional interest ceases to accrue on any registrable securities of such series of Original Notes, when the exchange offer is completed or the Shelf Registration Statement becomes effective, or when the Shelf Registration Statement again becomes effective or the prospectus again becomes usable, as applicable, or when the notes of such series cease to be “registrable securities.”

Each series of the Original Notes will cease to be “registrable securities” upon the earliest to occur of (1) when a registration statement with respect to such notes has become effective under the Securities Act and such notes have been exchanged or disposed of pursuant to such registration statement, (2) when such notes cease to be outstanding, or (3) when such notes have been resold pursuant to Rule 144 under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that the Issuer shall have removed or caused to be removed any restrictive legend on such notes.
This summary of the provisions of the Registration Rights Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the applicable Registration Rights Agreement, copies of which are available from us upon request.
Terms of the Exchange Offers
The Issuer is offering to exchange the unregistered Original Notes for a like principal amount of the Exchange Notes, the offer of which has been registered under the Securities Act. As of the date of this prospectus, the following aggregate principal amounts of Original Notes are outstanding:
Series	Amount Outstanding	Offer to Exchange
Original 2.875% 2020 Notes	$1,243,777,000	a like principal amount of Exchange 2.875% 2020 Notes, the offer of which has been registered under the Securities Act
Original 3.950% 2020 Notes	$436,313,000	a like principal amount of Exchange 3.950% 2020 Notes, the offer of which has been registered under the Securities Act
Original Floating Rate 2020 Notes	$750,000,000	a like principal amount of Exchange Floating Rate 2020 Notes, the offer of which has been registered under the Securities Act
Original 2.875% 2021 Notes	$434,815,000	a like principal amount of Exchange 2.875% 2021 Notes, the offer of which has been registered under the Securities Act
Original 2.250% 2021 Notes	$464,576,000	a like principal amount of Exchange 2.250% 2021 Notes, the offer of which has been registered under the Securities Act
Original 2.550% 2021 Notes	$1,000,000,000	a like principal amount of Exchange 2.550% 2021 Notes, the offer of which has been registered under the Securities Act
Original 3.250% 2022 Notes	$861,709,000	a like principal amount of Exchange 3.250% 2022 Notes, the offer of which has been registered under the Securities Act
Original 3.550% 2022 Notes	$891,870,000	a like principal amount of Exchange 3.550% 2022 Notes, the offer of which has been registered under the Securities Act
Original Floating Rate 2022 Notes	$500,000,000	a like principal amount of Exchange Floating Rate 2022 Notes, the offer of which has been registered under the Securities Act
Original 2.600% 2022 Notes	$1,500,000,000	a like principal amount of Exchange 2.600% 2022 Notes, the offer of which has been registered under the Securities Act
Original 2.750% 2023 Notes	$697,660,000	a like principal amount of Exchange 2.750% 2023 Notes, the offer of which has been registered under the Securities Act
Original 3.250% 2023 Notes	$932,101,000	a like principal amount of Exchange 3.250% 2023 Notes, the offer of which has been registered under the Securities Act

Series	Amount Outstanding	Offer to Exchange
Original 4.000% 2023 Notes	$636,086,000	a like principal amount of Exchange 4.000% 2023 Notes, the offer of which has been registered under the Securities Act
Original 3.625% 2024 Notes	$882,510,000	a like principal amount of Exchange 3.625% 2024 Notes, the offer of which has been registered under the Securities Act
Original 2.900% 2024 Notes	$3,250,000,000	a like principal amount of Exchange 2.900% 2024 Notes, the offer of which has been registered under the Securities Act
Original 3.875% 2025 Notes	$2,379,532,000	a like principal amount of Exchange 3.875% 2025 Notes, the offer of which has been registered under the Securities Act
Original 3.200% 2026 Notes	$2,250,000,000	a like principal amount of Exchange 3.200% 2026 Notes, the offer of which has been registered under the Securities Act
Original 3.450% 2027 Notes	$961,528,000	a like principal amount of Exchange 3.450% 2027 Notes, the offer of which has been registered under the Securities Act
Original 3.900% 2028 Notes	$1,456,162,000	a like principal amount of Exchange 3.900% 2028 Notes, the offer of which has been registered under the Securities Act
Original 3.400% 2029 Notes	$4,000,000,000	a like principal amount of Exchange 3.400% 2029 Notes, the offer of which has been registered under the Securities Act
Original 4.125% 2039 Notes	$2,000,000,000	a like principal amount of Exchange 4.125% 2039 Notes, the offer of which has been registered under the Securities Act
Original 5.700% 2040 Notes	$245,785,000	a like principal amount of Exchange 5.700% 2040 Notes, the offer of which has been registered under the Securities Act
Original 5.250% 2043 Notes	$391,925,000	a like principal amount of Exchange 5.250% 2043 Notes, the offer of which has been registered under the Securities Act
Original 4.625% 2044 Notes	$976,477,000	a like principal amount of Exchange 4.625% 2044 Notes, the offer of which has been registered under the Securities Act
Original 5.000% 2045 Notes	$1,959,524,000	a like principal amount of Exchange 5.000% 2045 Notes, the offer of which has been registered under the Securities Act
Original 4.350% 2047 Notes	$1,236,433,000	a like principal amount of Exchange 4.350% 2047 Notes, the offer of which has been registered under the Securities Act
Original 4.550% 2048 Notes	$1,456,840,000	a like principal amount of Exchange 4.550% 2048 Notes, the offer of which has been registered under the Securities Act
Original 4.250% 2049 Notes	$3,750,000,000	a like principal amount of Exchange 4.250% 2049 Notes, the offer of which has been registered under the Securities Act
Total	$37,545,623,000

Upon the terms and subject to the conditions of the Exchange Offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all Original Notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), the Issuer will issue Exchange Notes for a like principal amount of outstanding Original Notes tendered and accepted in connection with the Exchange Offers. The Exchange Notes issued in connection with the Exchange Offers will be delivered promptly after the expiration date. Holders may tender some or all of their Original Notes in connection with the Exchange Offers, but only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. Holders who tender less than all of their Original Notes must continue to hold Original Notes in at least a minimum denomination of $2,000.
The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes. The Exchange Notes will evidence the same debt as the Original Notes, and will be issued under the same applicable Indenture (as defined below) and be entitled to the same benefits under the applicable Indenture as the Original Notes of the applicable series being exchanged.
Except as described under “Book-Entry, Delivery and Form,” Exchange Notes will be issued in the form of a global note registered in the name of the Depository Trust Company (“DTC”) or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form.”
Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers. We intend to conduct the Exchange Offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original Notes that are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the applicable Indenture governing such Original Notes, but certain registration and other rights under the applicable Registration Rights Agreement will terminate and holders of the applicable Original Notes will generally not be entitled to any registration rights under the applicable Registration Rights Agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers.”
We shall be considered to have accepted validly tendered Original Notes if and when we have given notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.
If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the Original Notes, without expense, to the tendering holder promptly after the expiration date for the Exchange Offers.
We will pay all charges and expenses in connection with the Exchange Offers other than the fees and expenses of any counsel to any holders of the Original Notes and any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Original Notes or the Exchange by a holder of such notes. See “—Fees and Expenses.”
Expiration Date; Extensions; Amendments
The expiration date for each of the Exchange Offers is 5:00 p.m., New York City time,      , 2020, unless we extend the expiration date for any Exchange Offer. We may extend this expiration date for any or all of the Exchange Offers in our discretion, and the extension of any particular Exchange Offer will not result in an extension of any other Exchange Offer unless we so provide in the relevant notice of extension. If we so extend the expiration date for any Exchange Offer, the term “expiration date” for such Exchange Offer shall mean the latest date and time to which we extend such Exchange Offer.
We reserve the right to:
•	prior to the expiration date, delay accepting any Original Notes;
•	extend any Exchange Offer;
•	terminate any Exchange Offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offers” shall not have been satisfied or waived; or
•	amend the terms of the Exchange Offers in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of Original Notes. If we amend any Exchange Offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the applicable series of the amendment or waiver, and extend the offer if required by law.
If we materially change the terms of an Exchange Offer or the information concerning an Exchange Offer, or if we waive a material condition of an Exchange Offer, we will extend such Exchange Offer to the extent required by (i) Exchange Act Rule 13e-4(e)(3) or (ii) Securities Act Rule 162(a)(2). Rule 13e-4(e)(3) requires that if a material change occurs in the information published, sent or given to security holders, we must disseminate promptly disclosure of the change in a manner reasonably calculated to inform security holders of the change. In a registered securities offering such as the Exchange Offers, the offer must remain open from the date that material changes to the Exchange Offer materials are disseminated to security holders, as follows:
(i)	five business days for a prospectus supplement containing a material change other than price or share levels;
(ii)	ten business days for a prospectus supplement containing a change in price, the amount of securities sought, the dealer’s soliciting fee, or other similarly significant change;
(iii)	ten business days for a prospectus supplement included as part of a post-effective amendment; and
(iv)	twenty business days for a revised prospectus when the initial prospectus was materially deficient.
Any extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day.
If we delay accepting any Original Notes or terminate any Exchange Offer, we promptly will pay the consideration offered, or return any Original Notes deposited, pursuant to such Exchange Offer as required by Rule 14e-1(c).
Interest on the Exchange Notes
With respect to each series of Exchange Notes, interest will accrue on such Exchange Notes from the most recent date on which interest on the respective Original Notes has been paid. Interest is payable semi-annually or quarterly, as applicable, in cash in arrears on the applicable dates for each series as described in “Description of Notes.” If the regular record date for the first interest payment date of any series of Exchange Notes would be a date prior to the settlement date of the related Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.
Conditions to the Exchange Offers
Notwithstanding any other term of the Exchange Offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate any or all of the Exchange Offers as provided in this prospectus before the acceptance of the Original Notes, if prior to the expiration date:
•	any Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC; and
•
any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to any Exchange Offer which, in the Issuer’s judgment, could reasonably be expected to impair the ability of the Issuer to proceed with any or all of the Exchange Offers.

The conditions listed above are for our benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.
If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:
•	refuse to accept any Original Notes and promptly return all tendered Original Notes to the tendering holders and terminate any or all of the Exchange Offers;

•
extend any or all of the Exchange Offers and retain all Original Notes tendered before the expiration of the Exchange Offers, subject, however, to the rights of holders to withdraw those Original Notes (see “—Withdrawal of Tenders”); or

•
waive unsatisfied conditions relating to any or all of the Exchange Offers and accept all properly tendered Original Notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the Exchange Offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of Original Notes of the waiver, and extend the offer if required by law.

Any determination by us concerning the above events will be final and binding.
Procedures for Tendering
The tender by a holder of Original Notes, as set forth below, and our acceptance of the Original Notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.
Unless the tender is being made in book-entry form, to tender in the Exchange Offers, a holder must:
•	complete, sign and date the letter of transmittal, or a facsimile of it;
•	have the signatures guaranteed if required by the letter of transmittal; and
•
mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the Original Notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the Original Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of Original Notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.
The method of delivery of Original Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Original Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.
Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
A signature on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the Original Notes tendered pursuant thereto are tendered:
•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or
•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an “eligible institution”).
If the letter of transmittal is signed by a person other than the registered holder of any Original Notes, the Original Notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.
If the letter of transmittal or any Original Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Original Notes and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all Original Notes not properly tendered or any Original Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Original Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offers (including the instructions in the letter of transmittal) will be final and binding on all parties.
Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Original Notes, None of we, the exchange agent or any other person will have any duty or incur any liability for failure to give such notification. Tenders of Original Notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers,” to terminate any or all of the Exchange Offers. By tendering, each holder represents and acknowledges to us, among other things, that:
•
it has full power and authority to tender, exchange, sell, assign and transfer the Original Notes it is tendering and that we will acquire good, marketable and unencumbered title to the Original Notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the Original Notes are accepted by us;

•	the Exchange Notes acquired in connection with the Exchange Offers are being obtained in the ordinary course of business of the person receiving the Exchange Notes;
•
it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the Exchange Notes it will receive in the Exchange Offers;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer; and
•
if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal of Tenders
Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Original Notes in connection with the Exchange Offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:
•	specify the name of the person who deposited the Original Notes to be withdrawn;
•	identify the Original Notes to be withdrawn (including the certificate number(s), if any, and principal amount of such Original Notes);
•
be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Original Notes are to be registered, if different from that of the depositor.
If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC’s procedures.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any Original Notes so withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offers, and no Exchange Notes will be issued unless the Original Notes withdrawn are validly re-tendered. Any Original Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offers. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.
Exchange Agent
We have appointed GBSC as exchange agent in connection with the Exchange Offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its office at 65 Broadway - Suite 404, New York, NY 10006, Attention: Corporate Actions. The exchange agent’s telephone number is (212) 430-3774 or (866) 924-2200 (toll free), its facsimile number is (212) 430-3775 and its email is contact@gbsc-usa.com.
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.
Fees and Expenses
We have not retained any dealer-manager in connection with the Exchange Offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will pay certain other expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the exchange agent and certain accountant and legal fees, other than the fees and expenses of any counsel to any holders of the Original Notes and any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Original Notes or the Exchange Notes by a holder of such notes.
Holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes. If, however, Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes tendered; tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the Exchange Offers, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment
The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes related to the Exchange Offers. We will record the expenses of the Exchange Offers as incurred.
Consequences of Failure to Properly Tender Original Notes in the Exchange Offers
Issuance of the Exchange Notes in exchange for the Original Notes under the Exchange Offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such Original Notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the Original Notes desiring to tender such Original Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery.
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Original Notes will be determined by the Issuer in its sole discretion, and its determination will be final and binding. The Issuer reserves the absolute right to reject any and all tenders of Original Notes that it determines are not in proper form or for which the acceptance for exchange or exchange may, in the opinion of its counsel, be unlawful. The Issuer also reserves the right to waive any of the conditions of the Exchange Offers or any defect or irregularity in the tender of Original Notes of any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders of Original Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offers (including the instructions in the Letter of Transmittal) will be final and binding. No tender or notice of withdrawal will be deemed to have been validly made until all defects or irregularities have been cured or waived by the Issuer. We are under no duty to give notification of defects or irregularities of tenders of Original Notes for exchange or waive any such defects or irregularities.
Original Notes that are not tendered or that are tendered but not accepted by us will, following completion of the Exchange Offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the Exchange Offers, certain registration rights under the Registration Rights Agreements will terminate.
In the event the Exchange Offers are completed, the Issuer generally will not be required to register the remaining Original Notes, subject to limited exceptions. Remaining Original Notes will continue to be subject to the following restrictions on transfer:
•	the remaining Original Notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and
•	the remaining Original Notes will bear a legend restricting transfer in the absence of registration or an exemption.
We do not currently anticipate that we will register the remaining Original Notes under the Securities Act. To the extent that Original Notes are tendered and accepted in connection with the Exchange Offers, any trading market for remaining Original Notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.”
Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the Exchange Offers. Moreover, no one has been authorized to make any such recommendation. Holders of Original Notes must make their own decision whether to tender pursuant to the Exchange Offers and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF NOTES
In this “Description of Notes,” references to the “Company,” “we,” “us” or “our” refer to Bristol-Myers Squibb Company. Capitalized terms used in this description but not otherwise defined herein or in this prospectus have the meanings assigned to them in the applicable Indenture (as defined below).
The Original May 2019 Notes were issued by the Company, under the indenture, dated as of June 1, 1993, as heretofore supplemented and amended, and as supplemented by the tenth supplemental indenture, dated as of May 16, 2019 (the indenture, as so supplemented, “May 2019 Indenture”), between the Company, as issuer, and The Bank of New York Mellon, a New York banking corporation (successor to The Chase Manhattan Bank (National Association)), as trustee (the “Trustee”). The Exchange May 2019 Notes will also be issued under the May 2019 Indenture.
The Original November 2019 Notes were issued by the Company, under the indenture, dated as of June 1, 1993, as heretofore supplemented and amended, and as supplemented by the eleventh supplemental indenture, dated as of November 22, 2019 (the indenture, as so supplemented, “November 2019 Indenture” and, together with the May 2019 Indenture, the “Indentures” and each an “Indenture”), between the Company, as issuer, and the Trustee. The Exchange November 2019 Notes will also be issued under the November 2019 Indenture.
Any Original Notes of a series that remain outstanding after completion of each of the Exchange Offers, together with the Exchange Notes of such series issued in the Exchange Offers, will be treated as a single class of securities under the applicable Indenture. The terms of the Exchange Notes are substantially identical to the terms of the corresponding series of the Original Notes, except that the issuance of the Exchange Notes will be registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the Original Notes do not apply to the Exchange Notes.
Unless the context otherwise requires, references to the “Notes” in this “Description of Notes” include the Original Notes and the Exchange Notes offered hereby.
The terms of the Notes will include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following description of certain provisions of the Notes and the Indentures is not complete and is qualified in its entirety by reference to the Indentures and the forms of the Notes. You should review each Indenture and the forms of the Notes, copies of which are filed as exhibits to the registration statement to which this prospectus relates.
General
Each series of Notes constitutes a separate series of the Company’s debt securities under the applicable Indenture, initially limited in aggregate principal amount as set forth below, but subject to the Company’s right from time to time, without the consent of the holders of any series of Notes, to issue additional notes of any such series as described below under “—Additional Issues,” There is no limit under the Indentures on the aggregate principal amount of any series of Notes that the Company may issue.
With respect to each series of Exchange Notes set forth below, (a) interest will accrue on such Exchange Notes from the most recent date on which interest on the respective Original Notes has been paid and (b) if the regular record date for the first interest payment date would be a date prior to the settlement date of the related Exchange Offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.
The Exchange Notes will be issued in fully-registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be held in global form by DTC, as depositary, and will be registered in the name of DTC’s nominee.
Exchange 2.875% 2020 Notes
•	Title of the notes: 2.875% Senior Notes due 2020 (the “Exchange 2.875% 2020 Notes”)
•	Total principal amount being issued: up to $1,243,777,000
•	Maturity date: August 15, 2020
•	Interest rate: 2.875% per annum
•	Interest payment dates: February 15 and August 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.875% 2020 Notes
•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 2.875% 2020 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange Floating Rate 2020 Notes
•	Title of the notes: Senior Floating Notes due 2020 (the “Exchange Floating Rate 2020 Notes”)
•	Total principal amount being issued: up to $750,000,000
•	Maturity date: November 16, 2020
•	Interest rate: floating rate, reset quarterly, equal to three-month LIBOR plus 0.200% per annum (see “—Interest Rates on the Exchange Floating Rate Notes”)
•	Interest payment dates: February 16, May 16, August 16 and November 16
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange Floating Rate 2020 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Redemption: Not applicable
•	Listing: the Exchange Floating Rate 2020 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.950% 2020 Notes
•	Title of the notes: 3.950% Senior Notes due 2020 (the “Exchange 3.950% 2020 Notes”)
•	Total principal amount being issued: up to $436,313,000
•	Maturity date: October 15, 2020
•	Interest rate: 3.950% per annum
•	Interest payment dates: April 15 and October 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.950% 2020 Notes
•	Regular record dates for interest: April 1 and October 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.950% 2020 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.875% 2021 Notes
•	Title of the notes: 2.875% Senior Notes due 2021 (the “Exchange 2.875% 2021 Notes”)
•	Total principal amount being issued: up to $434,815,000
•	Maturity date: February 19, 2021
•	Interest rate: 2.875% per annum
•	Interest payment dates: February 19 and August 19
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.875% 2021 Notes

•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 2.875% 2021 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.550% 2021 Notes
•	Title of the notes: 2.550% Senior Notes due 2021 (the “Exchange 2.550% 2021 Notes”)
•	Total principal amount being issued: up to $1,000,000,000
•	Maturity date: May 14, 2021
•	Interest rate: 2.550% per annum
•	Interest payment dates: May 14 and November 14
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.550% 2021 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 2.550% 2021 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.250% 2021 Notes
•	Title of the notes: 2.250% Senior Notes due 2021 (the “Exchange 2.250% 2021 Notes”)
•	Total principal amount being issued: up to $464,576,000
•	Maturity date: August 15, 2021
•	Interest rate: 2.250% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.250% 2021 Notes
•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 2.250% 2021 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange Floating Rate 2022 Notes
•	Title of the notes: Senior Floating Rate Notes due 2022 (the “Exchange Floating Rate 2022 Notes”)
•	Total principal amount being issued: up to $500,000,000
•	Maturity date: May 16, 2022
•	Interest rate: floating rate, reset quarterly, equal to three-month LIBOR plus 0.380% per annum (see “—Interest Rates on the Exchange Floating Rate Notes”)
•	Interest payment dates: February 16, May 16, August 16 and November 16
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange Floating Rate 2022 Notes

•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Redemption: Not applicable
•	Listing: the Exchange Floating Rate 2022 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.600% 2022 Notes
•	Title of the notes: 2.600% Senior Notes due 2022 (the “Exchange 2.600% 2022 Notes”)
•	Total principal amount being issued: up to $1,500,000,000
•	Maturity date: May 16, 2022
•	Interest rate: 2.600%
•	Interest payment dates: May 16 and November 16
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange Floating Rate 2022 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 2.600% 2022 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.250% 2022 Notes
•	Title of the notes: 3.250% Senior Notes due 2022 (the “Exchange 3.250% 2022 Notes”)
•	Total principal amount being issued: up to $861,709,000
•	Maturity date: August 15, 2022
•	Interest rate: 3.250% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.250% 2022 Notes
•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.250% 2022 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.550% 2022 Notes
•	Title of the notes: 3.550% Senior Notes due 2022 (the “Exchange 3.550% 2022 Notes”)
•	Total principal amount being issued: up to $891,870,000
•	Maturity date: August 15, 2022
•	Interest rate: 3.550% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.550% 2022 Notes

•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.550% 2022 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.750% 2023 Notes
•	Title of the notes: 2.750% Senior Notes due 2023 (the “Exchange 2.750% 2023 Notes”)
•	Total principal amount being issued: up to $697,660,000
•	Maturity date: February 15, 2023
•	Interest rate: 2.750% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.750% 2023 Notes
•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: January 15, 2023
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 2.750% 2023 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.250% 2023 Notes
•	Title of the notes: 3.250% Senior Notes due 2023 (the “Exchange 3.250% 2023 Notes”)
•	Total principal amount being issued: up to $932,101,000
•	Maturity date: February 20, 2023
•	Interest rate: 3.250% per annum
•	Interest payment dates: February 20 and August 20
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.250% 2023 Notes
•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: January 20, 2023
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.250% 2023 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 4.000% 2023 Notes
•	Title of the notes: 4.000% Senior Notes due 2023 (the “Exchange 4.000% 2023 Notes”)
•	Total principal amount being issued: up to $636,086,000
•	Maturity date: August 15, 2023
•	Interest rate: 4.000% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.000% 2023 Notes

•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 4.000% 2023 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.625% 2024 Notes
•	Title of the notes: 3.625% Senior Notes due 2024 (the “Exchange 3.625% 2024 Notes”)
•	Total principal amount being issued: up to $882,510,000
•	Maturity date: May 15, 2024
•	Interest rate: 3.625% per annum
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.625% 2024 Notes
•	Regular record dates for interest: May 1 and November 1
•	Par Call Date: February 15, 2024
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.625% 2024 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 2.900% 2024 Notes
•	Title of the notes: 2.900% Senior Notes due 2024 (the “Exchange 2.900% 2024 Notes”)
•	Total principal amount being issued: up to $3,250,000,000
•	Maturity date: July 26, 2024
•	Interest rate: 2.900%
•	Interest payment dates: January 26 and July 26
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 2.900% 2024 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Par Call Date: June 26, 2024
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 2.900% 2024 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.875% 2025 Notes
•	Title of the notes: 3.875% Senior Notes due 2025 (the “Exchange 3.875% 2025 Notes”)
•	Total principal amount being issued: up to $2,379,532,000
•	Maturity date: August 15, 2025
•	Interest rate: 3.875% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.875% 2025 Notes

•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: May 15, 2025
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.875% 2025 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.200% 2026 Notes
•	Title of the notes: 3.200% Senior Notes due 2026 (the “Exchange 3.200% 2026 Notes”)
•	Total principal amount being issued: up to $2,250,000,000
•	Maturity date: June 15, 2026
•	Interest rate: 3.200%
•	Interest payment dates: June 15 and December 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.200% 2026 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Par Call Date: April 15, 2026
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 3.200% 2026 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.450% 2027 Notes
•	Title of the notes: 3.450% Senior Notes due 2027 (the “Exchange 3.450% 2027 Notes”)
•	Total principal amount being issued: up to $961,528,000
•	Maturity date: November 15, 2027
•	Interest rate: 3.450% per annum
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.450% 2027 Notes
•	Regular record dates for interest: May 1 and November 1
•	Par Call Date: August 15, 2027
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.450% 2027 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.900% 2028 Notes
•	Title of the notes: 3.900% Senior Notes due 2028 (the “Exchange 3.900% 2028 Notes”)
•	Total principal amount being issued: up to $1,456,162,000
•	Maturity date: February 20, 2028
•	Interest rate: 3.900% per annum
•	Interest payment dates: February 20 and August 20

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.900% 2028 Notes
•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: November 20, 2027
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 3.900% 2028 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 3.400% 2029 Notes
•	Title of the notes: 3.400% Senior Notes due 2029 (the “Exchange 3.400% 2029 Notes”)
•	Total principal amount being issued: up to $4,000,000,000
•	Maturity date: July 26, 2029
•	Interest rate: 3.400%
•	Interest payment dates: January 26 and July 26
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.400% 2029 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Par Call Date: April 26, 2029
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 3.400% 2029 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 4.125% 2039 Notes
•	Title of the notes: 4.125% Senior Notes due 2039 (the “Exchange 4.125% 2039 Notes”)
•	Total principal amount being issued: up to $2,000,000,000
•	Maturity date: June 15, 2039
•	Interest rate: 4.125%
•	Interest payment dates: June 15 and December 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.125% 2039 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Par Call Date: December 15, 2038
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 4.125% 2039 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 5.700% 2040 Notes
•	Title of the notes: 5.700% Senior Notes due 2040 (the “Exchange 5.700% 2040 Notes”)
•	Total principal amount being issued: up to $245,785,000

•	Maturity date: October 15, 2040
•	Interest rate: 5.700% per annum
•	Interest payment dates: April 15 and October 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 5.700% 2040 Notes
•	Regular record dates for interest: April 1 and October 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 5.700% 2040 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 5.250% 2043 Notes
•	Title of the notes: 5.250% Senior Notes due 2043 (the “Exchange 5.250% 2043 Notes”)
•	Total principal amount being issued: up to $391,925,000
•	Maturity date: August 15, 2043
•	Interest rate: 5.250% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 5.250% 2043 Notes
•	Regular record dates for interest: February 1 and August 1
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 5.250% 2043 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 4.625% 2044 Notes
•	Title of the notes: 4.625% Senior Notes due 2044 (the “Exchange 4.625% 2044 Notes”)
•	Total principal amount being issued: up to $976,477,000
•	Maturity date: May 15, 2044
•	Interest rate: 4.625% per annum
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.625% 2044 Notes
•	Regular record dates for interest: May 1 and November 1
•	Par Call Date: November 15, 2043
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 4.625% 2044 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 5.000% 2045 Notes
•	Title of the notes: 5.000% Senior Notes due 2045 (the “Exchange 5.000% 2045 Notes”)
•	Total principal amount being issued: up to $1,959,524,000
•	Maturity date: August 15, 2045
•	Interest rate: 5.000% per annum
•	Interest payment dates: February 15 and August 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 5.000% 2045 Notes
•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: February 15, 2045
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 5.000% 2045 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 4.350% 2047 Notes
•	Title of the notes: 4.350% Senior Notes due 2047 (the “Exchange 4.350% 2047 Notes”)
•	Total principal amount being issued: up to $1,236,433,000
•	Maturity date: November 15, 2047
•	Interest rate: 4.350% per annum
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.350% 2047 Notes
•	Regular record dates for interest: May 1 and November 1
•	Par Call Date: May 15, 2047
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 4.350% 2047 Notes will not be listed on any securities exchange or included in any automated quotation system
Exchange 4.550% 2048 Notes
•	Title of the notes: 4.550% Senior Notes due 2048 (the “Exchange 4.550% 2048 Notes”)
•	Total principal amount being issued: up to $1,456,840,000
•	Maturity date: February 20, 2048
•	Interest rate: 4.550% per annum
•	Interest payment dates: February 20 and August 20
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.550% 2048 Notes
•	Regular record dates for interest: February 1 and August 1
•	Par Call Date: August 20, 2047
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange November 2019 Notes”
•	Listing: the Exchange 4.550% 2048 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.250% 2049 Notes
•	Title of the notes: 4.250% Senior Notes due 2049 (the “Exchange 4.250% 2049 Notes”)
•	Total principal amount being issued: up to $3,750,000,000
•	Maturity date: October 26, 2049
•	Interest rate: 4.250%
•	Interest payment dates: April 26 and October 26
•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.250% 2049 Notes
•	Regular record dates for interest: close of business on the date that is fifteen calendar days prior to the relevant interest payment date
•	Par Call Date: April 26, 2049
•	Redemption: See “—Optional Redemption—Optional Redemption of Exchange Fixed Rate May 2019 Notes”
•	Listing: the Exchange 4.250% 2049 Notes will not be listed on any securities exchange or included in any automated quotation system
Interest Rates on the Exchange Fixed Rate Notes
The interest rate on each series of Exchange Fixed Rate Notes is set forth above. Interest on the Exchange Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months and will be paid to the persons in whose names such Exchange Fixed Rate Notes are registered at the close of business on the applicable regular record date that is immediately preceding the relevant interest payment date; provided, however, that in case of the Exchange Fixed Rate May 2019 Notes, interest payable on the relevant maturity date or any relevant redemption date will be payable to the persons to whom the principal of such Exchange Fixed Rate May 2019 Notes is payable.
The Company will pay interest on each series of Exchange Fixed Rate Notes semi-annually on the applicable interest payment dates set forth above. If any interest payment date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that interest payment date to the date of payment on the next succeeding Business Day.
Interest Rates on the Exchange Floating Rate Notes
Interest will be payable on Exchange Floating Rate Notes quarterly on the applicable interest payment dates set forth above (each, a “floating rate interest payment date”), to the persons in whose names such Exchange Floating Rate Notes are registered on the record date; provided, however, that interest payable on the relevant maturity date or any relevant redemption date will be payable to the persons to whom the principal of such Exchange Floating Rate Notes is payable. If a floating rate interest payment date (other than any maturity date or any earlier redemption date) is not a Business Day, then such floating rate interest payment date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such floating rate interest payment date shall be the immediately preceding Business Day. If the relevant maturity date or any earlier redemption date of any Exchange Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest, if any, otherwise payable on such date will be postponed to the next succeeding Business Day, and no interest on such payment will accrue from and after such maturity date or earlier redemption date, as applicable.
The Exchange Floating Rate Notes will bear interest for each interest period at a rate determined by The Bank of New York Mellon, acting as calculation agent (the “Calculation Agent”). The interest rate on each series of Exchange Floating Rate Notes for each day of an interest period will be a rate equal to LIBOR as determined on the interest determination date plus the amount, per year, described above under the heading “—General.”
The interest rate for each interest period will be reset for (i) the Exchange Floating Rate 2020 Notes on February 16, May 16, August 16 and November 16 of each year and (ii) the Exchange Floating Rate 2022 Notes on February 16, May 16, August 16 and November 16 of each year (each such date, an “interest reset date”) and will be set for the initial interest period on the date of original issuance of the Exchange Floating Rate Notes. If any interest reset date would otherwise be a day that is not a Business Day, such interest reset date shall be the next succeeding Business Day, unless the next succeeding Business Day is in the next succeeding calendar month, in which case such interest reset date shall be the immediately preceding Business Day. The initial interest period for the Exchange Floating Rate Notes will be the period from and including the most recent date on which interest on the respective Original Floating Rate Notes has been paid to, but not including, the first interest reset date, and the interest rate for the initial interest period for each series of the Exchange Floating Rate Notes will be the applicable interest rate as determined by the Calculation Agent for the respective series of the Original Floating Rate Notes for such corresponding interest period. Thereafter, an “interest period” shall mean the period from and including an interest reset date to, but not including, the next succeeding interest reset date and, in the case of the last such period, from and including the interest reset date immediately preceding the maturity date or any earlier redemption date, as the case may be, to, but not including, such maturity date or earlier redemption date.
The interest determination date for the initial interest period will be the date that is the second London Business Day preceding the date of original issuance of the Exchange Floating Rate Notes and for any other interest period will be the second London Business Day preceding the relevant interest reset date. A “London Business Day” is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. Promptly upon determination, the Calculation Agent will inform us of the interest rate for the next interest period.
Absent manifest error, the determination of the interest rate by the Calculation Agent shall be conclusive and binding on the holders of the Exchange Floating Rate Notes, the Trustee and us. So long as LIBOR is required to be determined with respect to the Exchange Floating Rate Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail to duly establish LIBOR for any interest period, or that we propose to remove such calculation agent, we shall appoint another person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.
On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months as such rate appears on Bloomberg L.P.’s page “BBAM” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the Bloomberg L.P.’s page “BBAM” at approximately 11:00 a.m., London time, or if Bloomberg L.P.’s page “BBAM” is not available at such time, the Calculation Agent will obtain such rate from “Reuters Page LIBOR01.”
Subject to the immediately following paragraph, if no offered rate appears on Bloomberg L.P.’s page “BBAM” or “Reuters Page LIBOR01” on an interest determination date at approximately 11:00 a.m., London time, then we will select four major banks in the London interbank market and shall request each of their principal London offices to provide to the Calculation Agent a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1 million are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, we will select three major banks in New York City and shall request each of them to provide to the Calculation Agent a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1 million that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.
Notwithstanding the paragraph immediately above, if we, in our sole discretion, determine that LIBOR has been permanently discontinued and we have notified the Calculation Agent of such determination (a “LIBOR Event”), the Calculation Agent will use, as directed by us, as a substitute for LIBOR (the “Alternative Rate”) for each future floating rate interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR. As part of such substitution, the Calculation Agent will, as directed by us, make such adjustments to the Alternative Rate or the spread thereon, as well as the Business Day convention, interest determination dates and related provisions and definitions (“Adjustments”), in each case that are consistent with market practice for the use of such Alternative Rate. Notwithstanding the foregoing, if we determine that there is no alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with market practice regarding a substitute for LIBOR, we may, in our sole discretion, appoint an independent financial advisor (“IFA”) to determine an appropriate Alternative Rate and any Adjustments, and the decision of the IFA will be conclusive and binding on us, the Calculation Agent, the Trustee and the holders of Exchange Floating Rate Notes. If a LIBOR Event has occurred, but for any reason an Alternative Rate has not been determined or there is no such market practice for the use of such Alternative Rate (and, in each case, an IFA has not determined an appropriate Alternative Rate and Adjustments), the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period (for purposes hereof, this paragraph will be referred to as the “LIBOR Alternative Rate Provision”).
The amount of interest for each day that the Exchange Floating Rate Notes of any series are outstanding (the “daily interest amount”) will be calculated by dividing the floating interest rate in effect for such day for such series by 360 and multiplying the result by the principal amount of the Exchange Floating Rate Notes of such series (known as the “Actual/360” day count). The amount of interest to be paid on the Exchange Floating Rate Notes for any interest period will be calculated by adding the daily interest amounts for each day in such interest period.
The interest rate on the Exchange Floating Rate Notes will be limited to the maximum rate permitted by New York law, as the same may be modified by United States law of general application.
All percentages resulting from any calculation of any interest rate for the Exchange Floating Rate Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.
Upon prior written request from any holder of the Exchange Floating Rate Notes, the Calculation Agent will provide the interest rate in effect on the Exchange Floating Rate Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.
Interest Payment Dates
The Company will pay interest on each series of Exchange Notes semi-annually or quarterly on the applicable interest payment dates set forth above.
First Interest Payment Date
The first interest payment date on each series of the Exchange Notes is set forth above.
Regular Record Date for Interest
The Company will pay interest payable on any interest payment date to the person in whose name an Exchange Note (or any predecessor note) is registered at the close of business on the applicable regular record date set forth above immediately preceding the relevant interest payment date.
Business Day
A “business day” means, with respect to the Notes, any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
Ranking
The Exchange Notes will be, our general, unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness, will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries that do not guarantee the Notes (other than indebtedness and liabilities owed to us, if any).
Additional Issues
We may from time to time, without notice to or the consent of the holders of the Notes, increase the initial aggregate principal amount of each series of the Notes by creating and issuing additional notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any additional issuance of notes of each series of Notes will be consolidated and form a single series with such series of Notes having the same terms as to status, redemption or otherwise as such series of Notes, and will be fungible with such series of Notes for U.S. federal income tax purposes. Any additional notes will be issued by or pursuant to a resolution of our board of directors or a supplement to the applicable Indenture.
Optional Redemption
Optional Redemption of Exchange Fixed Rate May 2019 Notes
At any time prior to (i) the May Notes Par Call Date (as defined below) in respect of the Exchange 2.900% 2024 Notes, the Exchange 3.200% 2026 Notes, the Exchange 3.400% 2029 Notes, the Exchange 4.125% 2039 Notes and the Exchange 4.250% 2049 Notes, and (ii) maturity date with respect to the Exchange 2.550% 2021 Notes and the Exchange 2.600% 2022 Notes, we may redeem the Exchange Fixed Rate May 2019 Notes, in each case, in whole or from time to time in part at a redemption price equal to the greater of:
(a)	100% of the principal amount of the applicable series of Exchange Fixed Rate May 2019 Notes being redeemed, or
(b)
as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the applicable Exchange Fixed Rate May 2019 Notes to be redeemed (not including any portion of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus:
•	10 basis points in the case of the Exchange 2.550% 2021 Notes;
•	10 basis points in the case of the Exchange 2.600% 2022 Notes;
•	15 basis points in the case of the Exchange 2.900% 2024 Notes;
•	15 basis points in the case of the Exchange 3.200% 2026 Notes;
•	20 basis points in the case of the Exchange 3.400% 2029 Notes;
•	20 basis points in the case of the Exchange 4.125% 2039 Notes; and
•	25 basis points in the case of the Exchange 4.250% 2049 Notes, plus, in each of the above cases, accrued and unpaid interest on the Exchange Fixed Rate May 2019 Notes to be redeemed to, but not including, the applicable date of redemption.
Subject to the immediately following sentence, at any time on or after the May Notes Par Call Date in respect of a series of Exchange Fixed Rate May 2019 Notes (other than the Exchange 2.550% 2021 Notes and the Exchange 2.600% 2022 Notes), we may, at our option, redeem the Exchange Fixed Rate May 2019 Notes at any time on or after the May Notes Par Call Date, in whole or in part at an applicable redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest on the respective series of the Exchange Fixed Rate May 2019 Notes to be redeemed to, but not including, the applicable date of redemption (such redemption, a “Par Call”). The Exchange 2.550% 2021 Notes and the Exchange 2.600% 2022 Notes shall not be subject to a Par Call.
For the purposes of this Description of Notes, “May Notes Par Call Date” in respect of a series of Exchange Fixed Rate May 2019 Notes shall mean the date set forth below.
•	with respect to the Exchange 2.900% 2024 Notes, at any time on or after June 26, 2024 (one month prior to the maturity of the Exchange 2.900% 2024 Notes);
•	with respect to the Exchange 3.200% 2026 Notes, at any time on or after April 15, 2026 (two months prior to the maturity of the Exchange 3.200% 2026 Notes);
•	with respect to the Exchange 3.400% 2029 Notes, at any time on or after April 26, 2029 (three months prior to the maturity of the Exchange 3.400% 2029 Notes);

•	with respect to the Exchange 4.125% 2039 Notes, at any time on or after December 15, 2038 (six months prior to the maturity of the Exchange 4.125% 2039 Notes); and
•	with respect to the Exchange 4.250% 2049 Notes, at any time on or after April 26, 2049 (six months prior to the maturity of the Exchange 4.250% 2049 Notes).
If we have given notice as provided in the May 2019 Indenture and made funds available for the redemption of any Exchange Fixed Rate May 2019 Notes called for redemption on the date of redemption referred to in that notice, those Exchange Fixed Rate May 2019 Notes will cease to bear interest on that date of redemption. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any Exchange Fixed Rate May 2019 Notes to holders of the Exchange Fixed Rate May 2019 Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the initial aggregate principal amount of the Exchange Fixed Rate May 2019 Notes to be redeemed.
If we choose to redeem less than all of the Exchange Fixed Rate May 2019 Notes of each series, as applicable, the particular Exchange Fixed Rate May 2019 Notes to be redeemed shall be selected by the trustee not more than 45 days prior to the date of redemption. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, for the Exchange Fixed Rate May 2019 Notes to be redeemed in part.
For the purposes of this Description of Notes:
“Quotation Agent” means the Reference Dealer (defined below) selected by us.
“Reference Dealer” means (a) each of Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC , and any respective affiliates and successors of each of the foregoing, unless, in each case, any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by us.
“Reference Dealer Rate” means, with respect to any date of redemption, the arithmetic average of the quotations quoted in writing to us by each Reference Dealer of the average midmarket annual yield to maturity of the 2.250% U.S. Treasury Notes due April 30, 2021, with respect to the Exchange 2.550% 2021 Notes, 2.250% U.S. Treasury Notes due April 15, 2022, with respect to the Exchange 2.600% 2022 Notes, 2.250% U.S. Treasury Notes due April 30, 2024, with respect to the Exchange 2.900% 2024 Notes, 2.375% U.S. Treasury Notes due April 30, 2026, with respect to the Exchange 3.200% 2026 Notes, 2.625% U.S. Treasury Notes due February 15, 2029, with respect to the Exchange 3.400% 2029 Notes, 3.375% U.S. Treasury Notes due November 15, 2048, with respect to the Exchange 4.125% 2039 Notes, and 3.375% U.S. Treasury Notes due November 15, 2048, with respect to the Exchange 4.250% 2049 Notes, or, if the applicable reference security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m. (New York City time), on the third Business Day preceding such date of redemption.
Optional Redemption of Exchange November 2019 Notes
Any series of Exchange November 2019 Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time upon mailed notice to the registered address of the holder (i) at least 15 days but not more than 60 days prior to the redemption in the case of the Exchange 2.875% 2021 Notes, the Exchange 2.750% 2023 Notes, the Exchange 3.250% 2023 Notes, the Exchange 3.450% 2027 Notes, the Exchange 3.900% 2028 Notes, the Exchange 4.350% 2047 Notes and the Exchange 4.550% 2048 Notes and (ii) at least 30 days but not more than 60 days prior to the redemption in the case of the Exchange 2.875% 2020 Notes, the Exchange 3.950% 2020 Notes, the Exchange 2.250% 2021 Notes, the Exchange 3.250% 2022 Notes, the Exchange 3.550% 2022 Notes, the Exchange 4.000% 2023 Notes, the Exchange 3.625% 2024 Notes, the Exchange 3.875% 2025 Notes, the Exchange 5.700% 2040 Notes, the Exchange 5.250% 2043 Notes, the Exchange 4.625% 2044 Notes and the Exchange 5.000% 2045 Notes.
The redemption price will be equal to the greater of:
(i)	100% of the principal amount of the Exchange November 2019 Notes of such series to be redeemed; or

(ii)
the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Exchange November 2019 Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below)

plus:
•	20 basis points in the case of the Exchange 2.875% 2020 Notes;
•	25 basis points in the case of the Exchange 3.950% 2020 Notes;
•	10 basis points in the case of the Exchange 2.875% 2021 Notes;
•	15 basis points in the case of the Exchange 2.250% 2021 Notes;
•	25 basis points in the case of the Exchange 3.250% 2022 Notes;
•	25 basis points in the case of the Exchange 3.550% 2022 Notes;
•	12.5 basis points in the case of the Exchange 2.750% 2023 Notes;
•	15 basis points in the case of the Exchange 3.250% 2023 Notes;
•	20 basis points in the case of the Exchange 4.000% 2023 Notes;
•	15 basis points in the case of the Exchange 3.625% 2024 Notes;
•	30 basis points in the case of the Exchange 3.875% 2025 Notes;
•	20 basis points in the case of the Exchange 3.450% 2027 Notes;
•	20 basis points in the case of the Exchange 3.900% 2028 Notes;
•	30 basis points in the case of the Exchange 5.700% 2040 Notes;
•	25 basis points in the case of the Exchange 5.250% 2043 Notes;
•	20 basis points in the case of the Exchange 4.625% 2044 Notes;
•	35 basis points in the case of the Exchange 5.000% 2045 Notes;
•	25 basis points in the case of the Exchange 4.350% 2047 Notes; and
•	25 basis points in the case of the Exchange 4.550% 2048 Notes.
Accrued interest will be paid to the date of redemption. All calculations hereunder will be made by the Company.
On and after the applicable November Notes Par Call Date (as defined below), the November 2019 Par Call Notes (as defined below) are redeemable at the Company’s option in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the November 2019 Par Call Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such November 2019 Par Call Notes being redeemed to such date of redemption.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by one of the Reference Treasury Dealers appointed by us as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes (assuming for this purpose that the Exchange November 2019 Notes matured on (a) their respective November Notes Par Call Dates in the case of (i) the Exchange 2.750% 2023 Notes, (ii) the Exchange 3.250% 2023 Notes, (iii) the Exchange 3.450% 2027 Notes, (iv) the Exchange 3.900% 2028 Notes, (v) the Exchange 4.350% 2047 Notes and (vi) the Exchange 4.550% 2048 Notes, and (b) their respective maturity dates in the case of all other series of November 2019 Par Call Notes).
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we are given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, or their respective affiliates, and their respective successors with respect to the Exchange 3.625% 2024 Notes and the Exchange 4.625% 2044 Notes; Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, or their respective affiliates, and their respective successors with respect to the Exchange 2.750% 2023 Notes, the Exchange 3.450% 2027 Notes and the Exchange 4.350% 2047 Notes; Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, or their respective affiliates, and their respective successors with respect to the Exchange 3.250% 2022 Notes; Morgan Stanley & Co. LLC, or its affiliates, and its successor with respect to the Exchange 2.250% 2021 Notes; Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates, and their respective successors with respect to the Exchange 2.875% 2021 Notes, the Exchange 3.250% 2023 Notes, the Exchange 3.900% 2028 Notes and the Exchange 4.550% 2048 Notes; Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, or their respective affiliates, and their respective successors with respect to the Exchange 3.950% 2020 Notes and the Exchange 5.700% 2040 Notes; Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, or their respective affiliates, and their respective successors with respect to the Exchange 4.000% 2023 Notes and the Exchange 5.250% 2043 Notes; and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates, and their respective successors with respect to the Exchange 2.875% 2020 Notes, the Exchange 3.550% 2022 Notes, the Exchange 3.875% 2025 Notes and the Exchange 5.000% 2045 Notes. If any such firm shall cease to be a primary U.S. Government securities dealer, the Company will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.
“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.
“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Exchange November 2019 Notes of such series that would be due after the related redemption date but for that redemption, assuming the November 2019 Par Call Notes matured on (a) their respective November Notes Par Call Dates in the case of (i) the Exchange 2.750% 2023 Notes, (ii) the Exchange 3.250% 2023 Notes, (iii) the Exchange 3.450% 2027 Notes, (iv) the Exchange 3.900% 2028 Notes, (v) the Exchange 4.350% 2047 Notes and (vi) the Exchange 4.550% 2048 Notes, and (b) their respective maturity dates in the case of all other series of November 2019 Par Call Notes. If that redemption date is not an interest payment date with respect to the Exchange November 2019 Notes of such series, the amount of the next succeeding scheduled interest payment on the Exchange November 2019 Notes of such series will be reduced by the amount of interest accrued on the Exchange November 2019 Notes of such series to such redemption date.
“Treasury Rate” means, as obtained by us, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. On and after the redemption date for the notes of any series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price.
“November Notes Par Call Date” means January 15, 2023 with respect to the Exchange 2.750% 2023 Notes, January 20, 2023 with respect to the Exchange 3.250% 2023 Notes, February 15, 2024 with respect to the Exchange 3.625% 2024 Notes, May 15, 2025 with respect to the Exchange 3.875% 2025 Notes, August 15, 2027 with respect to the Exchange 3.450% 2027 Notes, November 20, 2027 with respect to the Exchange 3.900% 2028 Notes, November 15, 2043 with respect to the Exchange 4.625% 2044 Notes, February 15, 2045 with respect to the Exchange 5.000% 2045 Notes, May 15, 2047 with respect to the Exchange 4.350% 2047 Notes and August 20, 2047 with respect to the Exchange 4.550% 2048 Notes.
“November 2019 Par Call Notes” means the Exchange 2.750% 2023 Notes, the Exchange 3.250% 2023 Notes, the Exchange 3.625% 2024 Notes, the Exchange 3.875% 2025 Notes, the Exchange 3.450% 2027 Notes, the Exchange 3.900% 2028 Notes, the Exchange 4.625% 2044 Notes, the Exchange 5.000% 2045 Notes, the Exchange 4.350% 2047 Notes and the Exchange 4.550% 2048 Notes.

On and after the redemption date, interest will cease to accrue on such Exchange November 2019 Notes or any portion of such Exchange November 2019 Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Exchange November 2019 Notes to be redeemed on that date. If less than all of the Exchange November 2019 Notes are to be redeemed, the Exchange November 2019 Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.
Paying Agent
The Trustee will initially act as paying agent and security registrar for the Exchange Notes. We may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the Notes are registered on days specified in the Indenture or herein.
If any amount payable on any Notes or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.
Sinking Fund
There is no sinking fund for any Notes.
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable Indenture. If we deposit with the Trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the applicable Notes, then at our option:
(1)	we will be discharged from our obligations with respect to the applicable Notes; and/or
(2)	we will no longer be under any obligation to comply with certain restrictive covenants under the applicable Indenture, and certain events of default will no longer apply to us.
To make either of the above elections, we must deposit in trust with the Trustee enough money to pay in full the principal, interest and premium on the applicable Notes. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the Trustee an opinion of counsel that the beneficial owners of the applicable Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of applicable Notes being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service.
If either of the above events occurs, the beneficial owners of the applicable Notes of the affected series will not be entitled to the benefits of the applicable Indenture, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such Notes and rights relating to the registration of, transfer and exchange of the applicable Notes and replacement of lost, stolen or mutilated Notes.
Definitive Securities
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors below.
The global security will terminate when the following special situations occur:
•
If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•	If we notify the Trustee that we wish to terminate that global security.

When a global security terminates, the depositary—and not we or the Trustee —is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The applicable Indenture will cease to be of further effect with respect to a series of Notes that have matured or will mature or be called for redemption within one year if we deposit with the Trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the Notes.
Merger Covenant
The following covenant is applicable to the Notes. We may not, without the consent of the holders of the applicable Notes, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:
•	the successor is a U.S. corporation or person;
•	the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the applicable Notes and the applicable Indenture;
•	immediately after giving effect to the transaction, there is no event of default under the applicable Indenture (without regard for any applicable cure or grace period); and
•
we have delivered to the Trustee an officers’ certificate and opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the conditions set forth in the applicable Indenture.

The remaining or acquiring corporation will take over all of our rights and obligations under the applicable Indenture.
Certain Covenants
Covenants Generally
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the Notes are outstanding. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Limitation on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;
•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;
•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;
•	any mortgages and liens securing industrial development, pollution control, or similar revenue bonds;
•	with respect to any series of Notes, any lien existing on the date of issuance of such Notes;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above only restrict our ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (any such property, a “Restricted Property,” as defined below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the Indentures and the Notes do not contain any covenants or other provisions designed to protect holders of the Notes in the event of a highly leveraged transaction involving the Company.
Definitions
We have summarized below definitions of some of the terms used in the Indentures. In the definitions, all references to “us,” “we” or “our” mean Bristol-Myers Squibb Company only.
“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting:
•
all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,
•	all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and
•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.

“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale And Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between us and a Subsidiary or between Subsidiaries;
•	leases executed within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and
•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.
Events of Default, Notice and Waiver
If a specified event of default for any series of Notes occurs and continues, the Trustee or the holders of at least 25% in principal amount of the Notes of the series may declare the entire principal amount of all the Notes of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the Notes of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the applicable Notes.
Each Indenture defines an event of default in connection with any applicable series of Notes as one or more of the following events:
•	we fail to pay the principal of or any premium on such debt security when due;
•	we fail to deposit any sinking fund payment on such series when due;
•	we fail to pay interest when due on such series for 30 days after it is due;
•
we fail to perform any other covenant related to the Notes of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the Trustee or by holders of at least 25% in principal amount of the Notes of such series;

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.

A default under our other indebtedness will not be a default under the Indentures, and a default under one series of Notes will not necessarily be a default under another series.
Each Indenture requires the Trustee to give the holders of an applicable series of Notes notice of a default for that series within 90 days unless the default is cured or waived. However, the Trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The Trustee may not, however, withhold this notice in the case of a payment default.
Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders of applicable Notes, unless the holders have offered to the Trustee reasonable indemnification.
If such indemnification is provided, the holders of a majority in principal amount of outstanding Notes of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee.
The Indentures include a covenant that we will deliver within 120 days after the end of each fiscal year to the Trustee a certificate of no default, or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the Trustee, we may, when authorized by our board of directors, modify each Indenture without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants, guarantees or events of default, establishing forms or terms of Notes, and curing ambiguities.
Together with the Trustee, we may, when authorized by our board of directors, also make modifications and amendments to each Indenture with the consent of the holders of a majority in principal amount of the outstanding Notes of all affected series. However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;
•	change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	reduce the percentage of holders of outstanding Notes of any series required to consent to any modification, amendment or waiver under the applicable Indenture;
•	modify the provisions in the applicable Indenture relating to the waiver of past defaults and the waiver of certain covenants; or
•
modify the provisions in the applicable Indenture relating to adding provisions or changing or eliminating provisions of the applicable Indenture or modifying rights of holders of Notes under the applicable Indenture.

Notices to Holders
Notice shall be given to holders of Notes by mail to the addresses of the holders as they appear in the security register.
Title
We, the Trustee, and any agent of ours or the Trustee, may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
We will replace Notes that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the Trustee, first. Notes that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.
Governing Law
Each Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.
Our Relationship with the Trustee
The Bank of New York Mellon is the trustee under each Indenture. We may from time to time maintain lines of credit, and have other customary banking relationships, with the Trustee.

BOOK-ENTRY, DELIVERY AND FORM
The Global Notes
Initially, the Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.
Owners of beneficial interests in a Global Note may elect to hold their interests in such Global Note either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if they are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
All interests in the Global Notes, including those held through Euroclear or Clearstream may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. As long as the Exchange Notes of a series are represented by the Global Notes, we will pay principal of and interest on those Exchange Notes to or as directed by DTC as the registered holder of the Global Notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.
The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Certain Book-Entry Procedures for the Global Notes
DTC
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and
•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.
DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the Exchange Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear Operator.
Book-Entry Procedures for the Global Notes
We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Exchange Notes represented by a

Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by the Global Notes for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Exchange Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the indenture or such Global Notes. We understand that under existing industry practice, in the event that we request any action of holders of Exchange Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Exchange Notes.
Payments with respect to the principal of, and premium, if any, and interest on, any Exchange Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Notes representing such notes under the applicable Indenture. Under the terms of the Indentures, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time-zone differences, credits of Exchange Notes received in Clearstream or Euroclear as a result of a transaction with a Participant in DTC will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Exchange Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Exchange Notes by or through a Clearstream Participant or a Euroclear Participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.
Neither we nor the trustee will have any responsibility or obligation to any Participant or Indirect Participant, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the Exchange Notes or payments to, or the providing of notice to Participants or Indirect Participants or beneficial owners.
Certificated Notes
If:
•	DTC’s book-entry only system ceases to exist;
•	we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor;
•	we, at our option, elect to terminate the record book-entry system through DTC with respect to all or a portion of such series of notes;
•	required by law; or
•	an event of default with respect to the notes has occurred and is continuing, then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.
Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of material U.S. federal income tax consequences relating to the Exchange Offers. This discussion is limited to holders who hold Original Notes and, if applicable, will hold Exchange Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and who acquire Exchange Notes in connection with the Exchange Offers. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Original Notes or Exchange Notes in light of their personal circumstances or to holders subject to special tax rules including, without limitation:
•	banks, financial institutions, insurance companies, dealers or traders in securities or currencies;
•	regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations);
•	holders holding Original Notes or Exchange Notes in tax-deferred accounts;
•	holders holding Original Notes or Exchange Notes as part of a straddle, hedge, conversion, constructive sale or other integrated security transaction for U.S. federal income tax purposes;
•	holders who mark to market their securities;
•	holders whose functional currency is not the U.S. dollar;
•	holders who are subject to the alternative minimum tax;
•
holders who are subject to special accounting rules (including rules requiring them to recognize income with respect to the Original Notes or Exchange Notes no later than when such income is taken into account in an applicable financial statement);

•	holders who are former U.S. citizens or U.S. residents or entities covered by the anti-inversion rules under the Code;
•	persons who actually or constructively own more than 5% of our common stock;
•	persons subject to the base erosion and anti-abuse tax; and
•	partnerships or entities classified as partnerships for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below.
The discussion below is based on the Code, U.S. Treasury Regulations, published Internal Revenue Service (“IRS”) rulings and administrative pronouncements and published court decisions, each as in effect as of the date hereof, and any of which may be subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling will be sought from the IRS with respect to any statement or conclusion in this discussion, and no assurance can be given that the IRS will not challenge such statement or conclusion in this discussion or, if challenged, that a court will uphold such statement or conclusion. Holders should consult their tax advisors as to the particular tax consequences to them of the Exchange Offers in light of their particular circumstances, as well as the effect of any state, local, non-U.S. or other laws.
If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Original Notes or Exchange Notes, the tax treatment of the partnership and each partner will generally depend upon the activities of the partnership and the status and activities of the partner. Partnerships owning Original Notes or Exchange Notes and partners in such partnerships should consult their tax advisors about the U.S. federal income tax considerations relating to the Exchange Offers.
An exchange of Original Notes for Exchange Notes pursuant to the Exchange Offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their Original Notes for Exchange Notes in connection with the Exchange Offers and any such holder will have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Original Notes immediately before the exchange. Holders who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offers.
THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF THE EXCHANGE OFFERS, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account in an Exchange Offer in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed to amend or supplement this prospectus for a period ending on the earlier of (i) 180 days after the date on which this registration statement becomes effective (as such period may be extended pursuant to the applicable Registration Rights Agreement and (ii) the date on which each participating broker-dealer is no longer required to deliver a prospectus in connection with market making or other trading activities, in each case to the extent necessary, and if requested by one or more participating broker-dealers, to expedite or facilitate the disposition of any Exchange Notes by participating broker-dealers.
The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration date, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers or transfer taxes, if any, and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
Selling Restrictions
European Economic Area and the United Kingdom
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1246/2014 (the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA or the UK has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the EEA or the UK may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of Exchange Notes in any Member State of the EEA or the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Exchange Notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
In the UK, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and

Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus relates is only available to, and will be engaged in with, relevant persons.
Hong Kong
The Exchange Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and, accordingly, no Exchange Notes may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore, and the Exchange Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Exchange Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six (6) months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland
The Exchange Notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd. or any other exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchange Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the Exchange Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the offering nor the Issuer nor the Exchange Notes has been or will be filed with or approved by any Swiss regulatory authority. The Exchange Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Market Supervisory Authority FINMA, and investors in the Exchange Notes will not benefit from protection or supervision by such authority.
In addition, the offer of Exchange Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Exchange Notes.
United Arab Emirates
The Exchange Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Canada
The Exchange Notes may be sold only to purchasers in the provinces of Alberta, British Columbia, New Brunswick, Nova Scotia, Ontario, Prince Edward Island and Quebec purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
By acquiring Exchange Notes, each holder (if it resides in Canada) will be deemed to represent, warrant and agree that, unless permitted under applicable securities legislation, it must not offer, sell, pledge, trade or otherwise transfer the Exchange Note before the date that is four months and a day after the later of (I) the settlement date of the Exchange Offers and (II) the date the Issuer becomes a reporting issuer in any province of the territory of Canada.

VALIDITY OF THE SECURITIES
Certain legal matters with respect to the validity of the Exchange Notes offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements and schedule of Celgene Corporation as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report dated February 26, 2019 on the consolidated financial statements refers to the company’s adoption on a prospective basis of FASB Accounting Standards Update No. 2016-01, “Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” and Accounting Standards Update No. 2018-03, “Technical Corrections and Improvements to Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities” which requires accounting for certain equity investments and financial liabilities under the fair value option with changes in fair value recognized in Net income. Celgene Corporation recognized a cumulative effect adjustment of $731 million to Retained Earnings on January 1, 2018 due to the adoption of these new accounting standards.

BRISTOL-MYERS SQUIBB COMPANY
Offer to Exchange up to $1,243,777,000 2.875% Senior Notes due 2020 for a like principal amount of 2.875% Senior Notes due 2020, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $436,313,000 3.950% Senior Notes due 2020 for a like principal amount of 3.950% Senior Notes due 2020, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $750,000,000 Senior Floating Rate Notes due 2020 for a like principal amount of Senior Floating Rate Notes due 2020, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $434,815,000 2.875% Senior Notes due 2021 for a like principal amount of 2.875% Senior Notes due 2021, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $464,576,000 2.250% Senior Notes due 2021 for a like principal amount of 2.250% Senior Notes due 2021, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,000,000,000 2.550% Senior Notes due 2021 for a like principal amount of 2.550% Senior Notes due 2021, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $861,709,000 3.250% Senior Notes due 2022 for a like principal amount of 3.250% Senior Notes due 2022, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $891,870,000 3.550% Senior Notes due 2022 for a like principal amount of 3.550% Senior Notes due 2022, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $500,000,000 Senior Floating Rate Notes due 2022 for a like principal amount of Senior Floating Rate Notes due 2022, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,500,000,000 2.600% Senior Notes due 2022 for a like principal amount of 2.600% Senior Notes due 2022, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $697,660,000 2.750% Senior Notes due 2023 for a like principal amount of 2.750% Senior Notes due 2023, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $932,101,000 3.250% Senior Notes due 2023 for a like principal amount of 3.250% Senior Notes due 2023, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $636,086,000 4.000% Senior Notes due 2023 for a like principal amount of 4.000% Senior Notes due 2023, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $882,510,000 3.625% Senior Notes due 2024 for a like principal amount of 3.625% Senior Notes due 2024, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $3,250,000,000 2.900% Senior Notes due 2024 for a like principal amount of 2.900% Senior Notes due 2024, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $2,379,532,000 3.875% Senior Notes due 2025 for a like principal amount of 3.875% Senior Notes due 2025, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $2,250,000,000 3.200% Senior Notes due 2026 for a like principal amount of 3.200% Senior Notes due 2026, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $961,528,000 3.450% Senior Notes due 2027 for a like principal amount of 3.450% Senior Notes due 2027, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,456,162,000 3.900% Senior Notes due 2028 for a like principal amount of 3.900% Senior Notes due 2028, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $4,000,000,000 3.400% Senior Notes due 2029 for a like principal amount of 3.400% Senior Notes due 2029, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $2,000,000,000 4.125% Senior Notes due 2039 for a like principal amount of 4.125% Senior Notes due 2039, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $245,785,000 5.700% Senior Notes due 2040 for a like principal amount of 5.700% Senior Notes due 2040, the offer of which has been registered under the Securities Act;

Offer to Exchange up to $391,925,000 5.250% Senior Notes due 2043 for a like principal amount of 5.250% Senior Notes due 2043, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $976,477,000 4.625% Senior Notes due 2044 for a like principal amount of 4.625% Senior Notes due 2044, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,959,524,000 5.000% Senior Notes due 2045 for a like principal amount of 5.000% Senior Notes due 2045, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,236,433,000 4.350% Senior Notes due 2047 for a like principal amount of 4.350% Senior Notes due 2047, the offer of which has been registered under the Securities Act;
Offer to Exchange up to $1,456,840,000 4.550% Senior Notes due 2048 for a like principal amount of 4.550% Senior Notes due 2048, the offer of which has been registered under the Securities Act; and
Offer to Exchange up to $3,750,000,000 4.250% Senior Notes due 2049 for a like principal amount of 4.250% Senior Notes due 2049, the offer of which has been registered under the Securities Act.
PROSPECTUS
  , 2020
The exchange agent is:
Global Bondholder Services Corporation
65 Broadway - Suite 404
New York, New York 10006
Attn: Corporate Actions
Tel. No.: (212) 430-3774
Email: contact@gbsc-usa.com

For Information Call:
Tel. No.: (212) 430-3774
Toll free: (866) 924-2200

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.	Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
Under the terms of our Bylaws and subject to the applicable provisions of Delaware law, we have agreed to indemnify each of our directors and officers and, subject to the discretion of the board of directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of us, or of serving or having served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.
Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Issuer, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Issuer’s Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty to the extent permitted by the DGCL.
The Issuer carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.
Item 21.	Exhibits
Exhibit No.	Description of Document
3.1
Amended and Restated Certificate of Incorporation of Bristol-Myers Squibb Company (incorporated herein by reference to Exhibit 3a to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005).

3.1A
Certificate of Correction to the Amended and Restated Certificate of Incorporation, effective as of December 24, 2009 (incorporated herein by reference to Exhibit 3b to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010).

3.1B
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3a to the Current Report on Form 8-K dated May 4, 2010, and filed on May 10, 2010).

3.1C
Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective as of May 7, 2010 (incorporated herein by reference to Exhibit 3b to the Current Report on Form 8-K dated May 4, 2010 and filed on May 10, 2010).

Exhibit No.	Description of Document
3.2
Bylaws of Bristol-Myers Squibb Company, as amended as of November 2, 2016 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K dated November 2, 2016 and filed November 4, 2016).

4.1
Indenture, dated as of June 1, 1993, between Bristol-Myers Squibb Company and JPMorgan Chase Bank (as successor trustee to The Chase Manhattan Bank (National Association)) (incorporated herein by reference to Exhibit 4a to the registration statement on Form S-3 dated April 28, 2008 and filed on April 28, 2008).

4.2
Tenth Supplemental Indenture, dated as of May 16, 2019, by and between Bristol-Myers Squibb Company and The Bank of New York Mellon, as Trustee, to the Indenture, dated as of June 1, 1993 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated and filed on May 16, 2019).

4.3
Eleventh Supplemental Indenture, dated as of November 22, 2019, by and between Bristol-Myers Squibb Company and The Bank of New York Mellon, as trustee, to the Indenture, dated as of June 1, 1993 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated and filed on November 22, 2019).

4.4
Form of the Original Floating Rate 2020 Notes, the Original Floating Rate 2022 Notes, the Original 2.550% 2021 Notes, the Original 2.600% 2022 Notes, Original 2.900% 2024 Notes, the Original 3.200% 2026 Notes, the Original 3.400% 2029 Notes, the Original 4.125% 2039 Notes and the Original 4.250% 2049 Notes (included in Exhibit 4.2).

4.5
Form of the Original 2.875% 2020 Notes, the Original 3.950% 2020 Notes, the Original 2.875% 2021 Notes, the Original 2.250% 2021 Notes, the Original 3.250% 2022 Notes, the Original 3.550% 2022 Notes, the Original 2.750% 2023 Notes, the Original 3.250% 2023 Notes, the Original 4.000% 2023 Notes, the Original 3.625% 2024 Notes, the Original 3.875% 2025 Notes, the Original 3.450% 2027 Notes, the Original 3.900% 2028 Notes, the Original 5.700% 2040 Notes, the Original 5.250% 2043 Notes, the Original 4.625% 2044 Notes, the Original 5.000% 2045 Notes, the Original 4.350% 2047 Notes and the Original 4.550% 2048 Notes (included in Exhibit 4.3).

4.6
Registration Rights Agreement, dated as of May 16, 2019, by and among Bristol-Myers Squibb Company and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC (incorporated herein by reference to Exhibit 4.11 to the Current Report on Form 8-K dated and filed on May 16, 2019).

4.7
Registration Rights Agreement, dated as of November 22, 2019, by and among Bristol-Myers Squibb Company and Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Evercore Group L.L.C. (incorporated herein by reference to Exhibit 4.21 to the Current Report on Form 8-K dated and filed on November 22, 2019).

**5.1	Opinion of Kirkland & Ellis LLP.

21.1	Subsidiaries of Bristol-Myers Squibb Company (incorporated herein by reference to Exhibit 21 to the to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019).

**23.1	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1).

**23.2	Consent of Deloitte & Touche LLP Independent Registered Public Accounting Firm of Bristol-Myers Squibb Company.

Exhibit No.	Description of Document
**23.3	Consent of KPMG LLP, independent registered public accounting firm of Celgene Corporation.

**24.1	Powers of Attorney (included on signature page).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act, of Trustee under the Indenture.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Letter to Clients.

**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
**	Filed herewith.
Item 22.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(b)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 20, 2020.
BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Leung
Name:	Sandra Leung
Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Sandra Leung and Katherine R. Kelly as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorneys-in-fact or agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Giovanni Caforio	Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2020
Giovanni Caforio, M.D.

/s/ David V. Elkins	Chief Financial Officer (Principal Financial Officer)	May 20, 2020
David V. Elkins

/s/ Karen M. Santiago	Senior Vice President and Corporate Controller (Principal Accounting Officer)	May 20, 2020
Karen M. Santiago

/s/ Vicki L. Sato	Lead Independent Director	May 20, 2020
Vicki L. Sato, Ph.D.

/s/ Peter J. Arduini	Director	May 20, 2020
Peter J. Arduini

/s/ Robert Bertolini	Director	May 20, 2020
Robert Bertolini

/s/ Michael W. Bonney	Director	May 20, 2020
Michael W. Bonney

/s/ Matthew W. Emmens	Director	May 20, 2020
Matthew W. Emmens

/s/ Julia A. Haller	Director	May 20, 2020
Julia A. Haller, M.D.

/s/ Dinesh C. Paliwal	Director	May 20, 2020
Dinesh C. Paliwal

/s/ Theodore R. Samuels	Director	May 20, 2020
Theodore R. Samuels

/s/ Gerald L. Storch	Director	May 20, 2020
Gerald L. Storch

/s/ Karen H. Vousden	Director	May 20, 2020
Karen H. Vousden, Ph.D.

/s/ Phyllis R. Yale	Director	May 20, 2020
Phyllis R. Yale